Exhibit 2.1

JOINDER, RELEASE AND AMENDMENT NO. 2 TO

AGREEMENT AND PLAN OF REORGANIZATION

This Joinder, Release and Amendment No. 2, dated as of December 14, 2022 (this “Amendment”), (i) is by and among Komisium Limited, a private company limited by shares incorporated under the laws of Cyprus and the holder of all of the issued Company Ordinary Shares (the “Company Shareholder”), Logflex MT Holding Limited, a limited liability company registered under the laws of Malta with company registration number C 77769 and having its registered office at 170, Pater House, Level 1 (Suite A191), Psaila Street, Birkirkara, BKR 9077, Malta and a direct, wholly-owned subsidiary of the Company Shareholder (the “Company”), Novibet PLC, a United Kingdom public limited company and a direct, wholly-owned subsidiary of the Company Shareholder (the “Existing PubCo”), Novibet Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Existing PubCo (“Merger Sub”), Artemis Strategic Investment Corporation, a Delaware corporation (“SPAC”), and, for the purposes set forth in Section 1 hereof, Novibet PLC, a public limited company limited by shares incorporated under the laws of Jersey with registered number 146602 and a direct, wholly-owned subsidiary of the Company Shareholder (the “Successor PubCo”), and (ii) amends the Agreement and Plan of Reorganization, dated March 30, 2022, as amended pursuant to the Amendment No. 1 to Agreement and Plan of Reorganization, dated September 2, 2022, each by and among the Company Shareholder, the Company, the Existing PubCo, Merger Sub and SPAC (the “Merger Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

RECITALS

WHEREAS, the Existing PubCo is a public limited company incorporated under the laws of England and Wales;

WHEREAS, the parties to the Merger Agreement have elected to change the jurisdiction of incorporation of the public company following the consummation of the Transactions from England and Wales to Jersey (the “PubCo Domicile Change”);

WHEREAS, the PubCo Domicile Change will be accomplished by incorporating the Successor PubCo as a newly formed, direct, wholly-owned subsidiary of the Company Shareholder, replacing the Existing PubCo with the Successor PubCo as a party to the Merger Agreement, and dissolving the Existing PubCo;

WHEREAS, the Successor PubCo was incorporated as a company limited by shares incorporated under the laws of Jersey on December 9, 2022;

WHEREAS, the parties to the Merger Agreement desire to amend the Merger Agreement in the manner set forth below as provided herein, including to effectuate the PubCo Domicile Change;

WHEREAS, pursuant to Section 12.13 of the Merger Agreement, the Merger Agreement may be amended by an instrument in writing signed by the Company Shareholder, the Company, the Existing PubCo, Merger Sub and SPAC; and

WHEREAS, in connection with the PubCo Domicile Change, the Existing PubCo will transfer to the Successor PubCo each issued and outstanding share of common stock, par value $0.0001 per share, of Merger Sub.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, intending to be legally bound hereby, it is hereby agreed as follows:

1.	Joinder of Successor PubCo; Release of Existing PubCo. Effective as of date of this Amendment:

a.	The Successor PubCo (i) has received and reviewed and understands the terms of the Merger Agreement and the other Transaction Agreements to which the Existing PubCo is a party and all exhibits thereto, and (ii) effective as of the date of this Amendment, (x) joins in the execution of, and becomes a party to, the Merger Agreement and each of the other Transaction Agreements to which the Existing PubCo is a party, in the place of and in substitution for the Existing PubCo, and (y) agrees to assume all of the obligations of the Existing PubCo under, and be bound by all of the terms of, the Merger Agreement and the other Transaction Agreements to which the Existing PubCo is a party, in each case, with the same force and effect as if the Successor PubCo were an original signatory thereto and were expressly identified as “PubCo” therein.

b.	The Company Shareholder, the Company, Merger Sub and SPAC each hereby (i) agrees that, from and after the date of this Amendment, the Existing PubCo shall no longer be a party to the Merger Agreement or any other Transaction Agreement, (ii) agrees that, the Successor PubCo will assume and become responsible for any and all actions, claims or causes of action against or liabilities of any nature of the Existing PubCo or any present and former directors, officers, agents and employees of the Existing PubCo, in each case, in law or equity, known or unknown, and whether or not heretofore asserted, which any of them ever had, now has or hereafter can, shall or may have against any of the foregoing for, upon or by reason of any matter, cause or thing whatsoever since the formation of the Existing PubCo to the date hereof, including, without limitation, any claim that any of the foregoing may have under the Merger Agreement, (iii) following the assumption of the Successor PubCo of the liabilities set forth in the preceding clause (ii), the Existing Pubco shall not be responsible for any such liabilities, and (iv) consents to (x) the dissolution of the Existing PubCo following the date of this Amendment and (y) the Successor PubCo’s execution and/or entry into articles of association and such other Organizational Documents as are customary for a public limited company limited by shares incorporated under the laws of Jersey, it being understood and agreed that such articles shall substantially comply with the form of the Restated Articles for the Existing PubCo attached as Exhibit A to the Merger Agreement with such changes as the Company Shareholder may consider necessary or advisable in light of the PubCo Domicile Change or as otherwise agreed with SPAC.

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2.	Amendment to Introductory Paragraph. The phrase “Novibet PLC, a United Kingdom public limited company” in the introductory paragraph of the Merger Agreement is hereby deleted and replaced with the phrase “Novibet PLC, a public limited company limited by shares incorporated under the laws of Jersey with registered number 146602”.

3.	Amendment to Sixteenth Recital. The sixteenth recital to the Merger Agreement is hereby amended and restated as follows:

WHEREAS, prior to the Closing, PubCo shall amend and restate the articles of association of PubCo in the form attached hereto as Exhibit A, with such changes as mutually agreed to by the Parties (the “Restated Articles”).

4.	Amendment to Section 4.1. The phrase “the Companies Act 2006 (United Kingdom)” in Section 4.1 of the Merger Agreement is hereby deleted and replaced with the phrase “the Companies (Jersey) Law 1991”.

5.	Amendment to Section 6.4. The sentence “As of immediately before the Closing, the Company Shareholder has good and valid title to and is the sole and exclusive legal and beneficial owner of the Equity Interests of the Company” in Section 6.4 of the Merger Agreement is hereby deleted and replaced with the sentence “As of immediately before the Closing, the Company Shareholder and each Permitted Transferee, if any, collectively have good and valid title to and are the sole and exclusive legal and beneficial owners of the Equity Interests of the Company”.

6.	Amendment to Section 7.1(e). Section 7.1(e) of the Merger Agreement is hereby amended and restated in its entirety as follows:

except for transactions between or among the Group Companies: (i) split, combine or reclassify any capital stock or warrants, effect a recapitalization or issue or authorize the issuance of any Equity Interests or effect any similar change in capitalization; (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any membership interests, capital stock or any other Equity Interests, as applicable, in any Group Company, except in connection with the termination or resignation of any employees, directors or officers of the Group Companies; (iii) declare, set aside or pay any dividend or make any other distribution; or (iv) issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other Equity Interests of the Group Companies, other than, for the avoidance of doubt and without limiting the first paragraph of this Section 7.1, any Permitted Transfer;

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7.	Amendment to Section 7.1(j). Section 7.1(j) of the Merger Agreement is hereby amended to delete the phrase “(A) any note made by the Company in favor of the Company Shareholder referenced in the last sentence of Section 7.1(e) and (B)”.

8.	Amendment to Section 8.7. Section 8.7 of the Merger Agreement is hereby amended and restated in its entirety as follows:

The Company Shareholder hereby agrees not to, directly or indirectly, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, (i) sell, offer, transfer, exchange, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise) (collectively, “Transfer”), or enter into any Contract or option with respect to the Transfer of, any of the Company Shareholder’s Equity Interests of the Company or PubCo or the beneficial ownership (as defined in Section 13(d) of the Exchange Act) thereof, or (ii) take any action that would make any representation or warranty of the Company Shareholder contained herein untrue or incorrect as of the Closing Date or have the effect of preventing the Company Shareholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer by the Company Shareholder as of the date of this Agreement of up to ten percent (10%) of the issued Company Ordinary Shares prior to the Closing Date (a “Permitted Transfer”, and the transferee in any Permitted Transfer, a “Permitted Transferee”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the Permitted Transferee agrees in a written joinder substantially in the form attached hereto as Exhibit E, to assume all of the obligations of the Company Shareholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 8.7 shall not relieve the Shareholder of its obligations under this Agreement.  Any Transfer in violation of this Section 8.7 with respect to the Company Shareholder’s Equity Interests of the Company shall be null and void.

9.	Amendment to Section 8.22. Section 8.22 of the Merger Agreement is hereby amended and restated in its entirety as follows:

On the Closing Date (a) PubCo, the Sponsor and the Company Shareholder will enter into, and the Company Shareholder shall cause any of its Permitted Transferees to enter into and SPAC shall cause the other security holders identified therein to enter into, the Registration Rights Agreement and (b) PubCo, Sponsor and the Company Shareholder will enter into the Investors Agreement.

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10.	Amendment to Section 8.24. Section 8.24 of the Merger Agreement is hereby amended and restated in its entirety as follows:

PubCo shall adopt the Restated Articles and such Restated Articles to be duly adopted by all necessary actions of the board of directors of PubCo, duly filed with the Registrar of Companies prior to the Closing.

11.	Amendment to Section 8.27. Section 8.27 of the Merger Agreement is hereby deleted in its entirety and “RESERVED” is inserted in lieu thereof.

12.

Amendment to Section 13.1. The definition of “Business Day” under Section 13.1 is hereby amended and restated in its entirety as follows:

“Business Day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York; Birkirkara, Malta; Athens, Greece; London, England; or Saint Helier, Jersey are authorized or required by Applicable Law to close.

13.	Amendment to Exhibit A. Exhibit A to the Merger Agreement is hereby amended and restated in its entirety to read as set forth on Annex I attached hereto.

14.	Amendment to Exhibit B. Exhibit B to the Merger Agreement is hereby amended and restated in its entirety to read as set forth on Annex II attached hereto.

15.	Amendment to Exhibit C. Exhibit C to the Merger Agreement is hereby amended and restated in its entirety to read as set forth on Annex III attached hereto.

16.	Amendment to Exhibit D. Exhibit D to the Merger Agreement is hereby amended and restated in its entirety to read as set forth on Annex IV attached hereto.

17.	Amendment to Exhibit E. Exhibit E to the Merger Agreement is hereby amended and restated in its entirety to read as set forth on Annex V attached hereto.

18.	Amendment to Exhibit F. Exhibit F to the Merger Agreement is hereby amended and restated in its entirety to read as set forth on Annex VI attached hereto.

19.	Confirmation of Other Provisions. Except as expressly modified or amended herein, all other terms and provisions of the Merger Agreement remain unchanged and shall continue in full force and effect. This Amendment, along with the Merger Agreement, constitute the full and entire understanding and agreement among the Parties with regard to the subject matter hereof and thereof.

20.	Incorporation by Reference. Each of Section 12.2 (Interpretation), Section 12.3 (Counterparts; Electronic Delivery), Section 12.6 (Severability), Section 12.8 (Governing Law), Section 12.9 (Consent to Jurisdiction; Waiver of Jury Trial), Section 12.10 (Rules of Construction), Section 12.12 (Assignment), and Section 12.14 (Extension; Waiver) of the Merger Agreement are hereby incorporated by reference, mutatis mutandis.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

KOMISIUM LIMITED

By:	/s/ Rodolfo Odoni
Name: Rodolfo Odoni
Title: Director

LOGFLEX MT HOLDING LIMITED

By:	/s/ Panagiotis Piter Trataris
Name: Panagiotis Piter Trataris
Title: Director

NOVIBET PLC

By:	/s/ George Athanasopoulos
Name: George Athanasopoulos
Title: Director

NOVIBET MERGER SUB INC.

By:	/s/ George Athanasopoulos
Name: George Athanasopoulos
Title: President

ARTEMIS STRATEGIC INVESTMENT CORPORATION

By:	/s/ Thomas Granite
Name: Thomas Granite
Title: Chief Financial Officer

[Signature Page to Joinder, Release and Amendment No. 2 to Agreement and Plan of Reorganization]

For the purposes set forth in Section 1 hereof:

NOVIBET PLC

By:	/s/ George Athanasopoulos
Name: George Athanasopoulos
Title: Director

[Signature Page to Joinder, Release and Amendment No. 2 to Agreement and Plan of Reorganization]

Annex I

Form of Successor PubCo Articles

[To be agreed upon]

Annex II

Form of Investors Agreement

See attached

Annex II

Dated [●], 2022

Investors Agreement

by and among

Artemis Sponsor, LLC

as Sponsor

Komisium Limited

as Company Shareholder

and

Novibet PLC

as PubCo

White & Case LLP
3000 El Camino Real
2 Palo Alto Square, Suite 900
Palo Alto, California 94306

Table of Contents

(i)

INVESTORS AGREEMENT

This Investors Agreement (this “Agreement”) is entered into this [●], 2022, by and among Artemis Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), Komisium Limited, a private company limited by shares incorporated under the laws of Cyprus (the “Company Shareholder”), and Novibet PLC, a Jersey public limited company (“PubCo”). The Sponsor, the Company Shareholder, PubCo and their respective successors and permitted assigns are sometimes collectively referred to herein as the “Parties”, and each of them is sometimes individually referred to herein as a “Party”. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Artemis Strategic Investment Corporation, a Delaware corporation (“SPAC”), Logflex MT Holding Limited, a limited liability company registered under the laws of Malta with company registration number C 77769 and a direct, wholly-owned subsidiary of PubCo (“Logflex”), the Company Shareholder, PubCo and Novibet Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of PubCo (“Merger Sub”), entered into an Agreement and Plan of Reorganization, dated as of March 30, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, at the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law, Merger Sub merged with and into SPAC (the “Merger”), with SPAC continuing as the surviving company after the Merger, as a result of which SPAC became a direct, wholly-owned subsidiary of PubCo. As a result of the Merger, (a) each previously issued and outstanding SPAC Class A Share (other than any Excluded SPAC Shares) is no longer outstanding and has been automatically converted into the right of the holder thereof to receive one (1) PubCo Share and (b) each previously outstanding whole SPAC Warrant has been assumed by PubCo and will be exercisable, in accordance with the terms of the Assumed Warrant Agreement, for one (1) PubCo Share. Further, immediately before the Effective Time, the Company Shareholder sold and transferred all issued Company Ordinary Shares to PubCo, in consideration for the Closing Cash Consideration (if any), the Closing Share Consideration (and the right of the Company Shareholder to retain the PubCo Shares to which the Initial Share Premium relates) and the Earnout Consideration (subject, in the case of the Earnout Consideration, to the satisfaction of the relevant conditions in Section 8.25 of the Merger Agreement), as a result of which Logflex became a direct, wholly-owned subsidiary of PubCo;

WHEREAS, as of immediately after the Effective Time, the Company Shareholder will be the holder of record and beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), with the sole power to dispose of (or sole power to cause the disposition of) and the sole power to vote (or sole power to direct the voting of) the number of PubCo Shares as specified on the signature page of the Company Shareholder; and

WHEREAS, as of immediately after the Effective Time, the Sponsor will be the holder of record and beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), with the sole power to dispose of (or sole power to cause the disposition of) and the sole power to vote (or sole power to direct the voting of) the number of PubCo Shares as specified on the signature page of the Sponsor;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article I

Introductory Matters

Section 1.01           Defined Terms. In addition to the terms defined elsewhere herein or defined under the Merger Agreement, the following terms have the following meanings when used herein with initial capital letters:

“Covered Shares” means all the PubCo Shares owned by a Holder from time to time, including any PubCo Shares issued as part of bonus share issuances and distributions and any securities into which or for which any or all of the Covered Shares may be changed or exchanged or which are received in any recapitalization, share exchange, share conversion or similar transactions.

“Holder” shall refer to either the Sponsor or the Company Shareholder and collectively they shall be referred to as “Holders”.

“Immediate Family” means with respect to any Person, such Person’s spouse or partner (or former spouse or former partner), ancestors, descendants (whether by blood, marriage or adoption) or spouse of a descendant of such Person, brothers and sisters (whether by blood, marriage or adoption).

“Lock-up Period” means the period beginning on the Closing Date and ending on the earlier of (a) the date that is twelve (12) months after the Closing Date and (b) the Lock-up Period Early Release Date.

“Lock-up Period Early Release Date” means the day following the date on which the closing price of PubCo Shares (reported as of 4:00 p.m., New York, New York time on any applicable Trading Day, as reported by Bloomberg L.P. (or, if not reported therein, in another comparable source reasonably acceptable to the Parties)) equals or exceeds $12.00 per share (as adjusted for share splits, bonus share issuances, reorganizations, recapitalizations and the like) for any 20 Trading Days within any 30-Trading Day period commencing at least 150 days after the Closing Date.

“Lock-up Shares” means (a) with respect to the Company Shareholder, the Covered Shares received by the Company Shareholder as Closing Share Consideration and Earnout Consideration and (b) with respect to the Sponsor, (i) the Covered Shares it receives as Merger Consideration with respect to the SPAC Shares that the Sponsor held immediately prior to the Effective Time and (ii) any Covered Shares issued to the Sponsor in connection with the exercise or settlement of any SPAC Warrant or PubCo Warrant.

“Permitted Transferees” means, prior to the expiration of the Lock-up Period, any Person to whom a Holder or any Permitted Transferee of such Holder is permitted to Transfer PubCo Shares pursuant to Section 4.01(b) or Section 4.01(c).

“PubCo Shares” means shares of capital stock, which may be represented by American Depositary Shares, issued by PubCo.

“Trading Day” means any day on which PubCo Shares are actually traded on the principal securities exchange or securities market on which PubCo Shares are then traded.

“Transfer” means the (A) sale of, public offer to sell, entry into a contract or agreement to sell, hypothecation or pledge of, grant of any option to purchase or otherwise disposition of or agreement to dispose of, in each case, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (C) public announcement of any intention to effect any transaction specified in clause (A) or (B).

Article II

Nominating Directors

Section 2.01           Nomination of Sponsor Directors.

(a)             For as long as the Sponsor beneficially owns (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) PubCo Shares representing at least five percent (5%) of the total voting power of PubCo’s then issued and outstanding equity interests, the Sponsor shall be entitled to appoint two (2) members of PubCo’s board of directors (the “PubCo Board”) from time to time; provided that (a) each such board member shall satisfy the independence requirements of PubCo’s principal stock exchange and (b) at least one (1) such board member shall satisfy the diversity requirements of PubCo’s principal stock exchange (“Sponsor Directors”). The Sponsor’s right to appoint Sponsor Directors shall terminate, without notice or action and without reinstatement, at any time the Sponsor ceases to beneficially own (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) PubCo Shares representing at least five percent (5%) of the total voting power of PubCo’s then issued and outstanding equity interests (such event, the “Sponsor Director Removal Event”).

(b)             For as long as the Sponsor is entitled to appoint any Sponsor Directors pursuant to Section 2.01(a), PubCo shall appoint, and the Company Shareholder shall use its commercially reasonable efforts to have appointed, such Sponsor appointees to the PubCo Board, including soliciting votes in favor of the election of the Sponsor Directors at any meeting of PubCo’s shareholders.

(c)             If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy on the PubCo Board with respect to any Sponsor Director, and the Sponsor remains entitled at such time to appoint the Sponsor Directors pursuant to Section 2.01(a), (i) the Sponsor shall be entitled to appoint another individual who satisfies the independence and/or diversity criteria set forth in Section 2.01(a) (the “Sponsor Director Replacement Nominee”) to fill such vacancy and serve as a Sponsor Director and (ii) PubCo will cause the PubCo Board to promptly appoint the Sponsor Director Replacement Nominee to the PubCo Board.

(d)             If, at any time, any Sponsor Director fails to satisfy the independence and/or diversity criteria set forth in Section 2.01(a), as applicable to such Sponsor Director, the Sponsor shall immediately cause such Sponsor Director to offer to resign from the PubCo Board and, upon acceptance of such offer of resignation by the PubCo Board, such PubCo Board seat shall remain vacant until otherwise filled by the Sponsor pursuant to Section 2.01(c).

(e)             If the Sponsor is entitled to, but fails to, designate a successor Sponsor Director prior to the expiration of the current term of any then-serving Sponsor Director, the Sponsor Director previously designated by the Sponsor and then serving shall be reelected, unless the Sponsor has expressly declined to re-appoint such individual or such individual has been removed by the Sponsor or is unwilling or otherwise unable to serve, in which case such PubCo Board seat shall remain vacant until otherwise filled by the Sponsor pursuant to Section 2.01(c).

(f)             Notwithstanding anything in this Section 2.01 to the contrary, upon the occurrence of the Sponsor Director Removal Event, the Sponsor shall immediately cause any Sponsor Director to offer to resign from the PubCo Board and, upon acceptance of such offer of resignation by the PubCo Board, such PubCo Board seat shall be subject to the election of all shareholders of the Company in accordance with the Organizational Documents of PubCo (which successor individual must satisfy the independence and diversity criteria set forth in Section 2.01(a), if applicable).

Section 2.02           Nomination of Company Shareholder Directors.

(a)             For as long as the Company Shareholder beneficially owns (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (i) at least fifty percent (50%) of the total voting power of PubCo’s then issued and outstanding equity interests, the Company Shareholder shall be entitled to nominate and appoint a majority of all members of the PubCo Board from time to time, and at least one (1) such board member shall satisfy the independence requirements of PubCo’s principal stock exchange but no such board member shall be required to satisfy the diversity requirements of PubCo’s principal stock exchange, (ii) at least forty percent (40%) but less than fifty percent (50%) of the total voting power of PubCo’s then issued and outstanding equity interests, the Company Shareholder shall be entitled to nominate and appoint two (2) members of the PubCo Board from time to time, and no such board member shall be required to satisfy the independence or diversity requirements of PubCo’s principal stock exchange, and (iii) at least five percent (5%) but less than forty percent (40%) of the total voting power of PubCo’s then issued and outstanding equity interests, the Company Shareholder shall be entitled to nominate and appoint one (1) member of the PubCo Board from time to time, and such board member shall not be required to satisfy the independence or diversity requirements of PubCo’s principal stock exchange (each such PubCo Board member, a “Company Shareholder Director”). The Company Shareholder’s right to appoint the applicable Company Shareholder Director(s) shall terminate, without notice or action and without reinstatement, at any time the Company Shareholder ceases to beneficially own (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) PubCo Shares representing at least the minimum percentage set forth in clauses (i), (ii) and (iii) of the preceding sentence, as applicable, of the total voting power of PubCo’s then issued and outstanding equity interests (each such event, a “Company Shareholder Director Removal Event”).

(b)             For as long as the Company Shareholder is entitled to appoint any Company Shareholder Director(s) pursuant to Section 2.02(a), PubCo shall appoint such Company Shareholder appointee(s) to the PubCo Board.

(c)             For as long as the Company Shareholder beneficially owns (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) at least fifteen percent (15%) of the total voting power of PubCo’s then issued and outstanding equity interests, the Company Shareholder shall be entitled to appoint the Chairperson of the PubCo Board (the “Chairperson”).

(d)             If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy on the PubCo Board with respect to any Company Shareholder Director, and the Company Shareholder remains entitled at such time to appoint the Sponsor Directors pursuant to Section 2.02(a), (i) the Company Shareholder shall be entitled to appoint another individual (the “Company Shareholder Director Replacement Nominee”) to fill such vacancy and serve as a Company Shareholder Director and (ii) PubCo will cause the PubCo Board to promptly appoint the Company Shareholder Director Replacement Nominee to the PubCo Board.

(e)             If, at any time, any Company Shareholder Director fails to satisfy the independence criteria set forth in Section 2.02(a), as applicable to such Company Shareholder Director, the Company Shareholder shall immediately cause such Company Shareholder Director to offer to resign from the PubCo Board and, upon acceptance of such offer of resignation by the PubCo Board, such PubCo Board seat shall remain vacant until otherwise filled by the Company Shareholder pursuant to Section 2.02(d).

(f)             If the Company Shareholder is, at that time, entitled to, but fails to, designate a successor Company Shareholder Director prior to the expiration of the current term of any then-serving Company Shareholder Director, the Company Shareholder Director previously designated by the Company Shareholder and then serving shall be reelected, unless the Company Shareholder has expressly declined to re-appoint such individual or such individual has been removed by the Company Shareholder or is unwilling or otherwise unable to serve, in which case such PubCo Board seat shall remain vacant until otherwise filled by the Company Shareholder pursuant to Section 2.02(d).

(g)             Notwithstanding anything in this Section 2.02 to the contrary, upon the occurrence of a Company Shareholder Director Removal Event, the Company Shareholder shall immediately cause the applicable Company Shareholder Director(s) to offer to resign from the PubCo Board and, upon acceptance of such offer of resignation by the PubCo Board, such PubCo Board seat shall be subject to the election of all shareholders of the Company in accordance with the Organizational Documents of PubCo (which successor individual must satisfy the independence criteria set forth in Section 2.02(a), if applicable).

Section 2.03           Number of Directors. For as long as the Sponsor is entitled to appoint any Sponsor Director pursuant to Section 2.01(a), without the prior written consent of the Sponsor, the PubCo Board shall not have more than five (5) members.

Article III

Voting Agreement

Section 3.01           Voting Rights.

(a)             Board Composition. For as long as the Sponsor is entitled to appoint any Sponsor Director pursuant to Section 2.01(a), each Holder covenants to vote, or cause to be voted, all PubCo Shares and other voting securities owned by such Holder or over which such Holder has voting control, from time to time and at all times, at any meeting of shareholders at which an election of any director of the PubCo Board is held or pursuant to any written consent of the shareholders, in favor of the election or appointment of the Sponsor Directors. For as long as the Company Shareholder is entitled to appoint any Company Shareholder Director pursuant to Section 2.02(a), each Holder covenants to vote, or cause to be voted, all PubCo Shares and other voting securities owned by such Holder or over which such Holder has voting control, from time to time and at all times, at any meeting of shareholders at which an election of any director of the PubCo Board is held or pursuant to any written consent of the shareholders, in favor of the election or appointment of the Company Shareholder Directors. For as long as the Company Shareholder is entitled to appoint the Chairperson pursuant to Section 2.02(c), each Holder covenants to use its commercially reasonable efforts (without being obligated to pay any money, offer any economic accommodations or incur any obligations) to cause each member of the PubCo Board nominated or appointed by such Holder to vote, at any meeting of directors at which an election of the Chairperson is held or pursuant to any written consent of the directors, in favor of the election or appointment of the Chairperson selected by the Company Shareholder.

(b)             Removal of Sponsor Directors. For as long as the Sponsor is entitled to appoint any Sponsor Director pursuant to Section 2.01(a), upon written request of the Sponsor, the Sponsor Director whom the Sponsor wishes to remove shall cease to be a director of PubCo. Furthermore, if so requested by the Sponsor in writing, the Company Shareholder shall, and shall use its commercially reasonable efforts (without being obligated to pay any money, offer any economic accommodations or incur any obligations) to cause each of its Permitted Transferees to, cast its vote of all PubCo Shares and other voting securities owned by the Company Shareholder, or over which the Company Shareholder has voting control, from time to time and at all times, for the removal and against the election of any Sponsor Director that the Sponsor intends to remove. Subject to the foregoing, PubCo and the Company Shareholder shall take all actions necessary to facilitate the removal and replacement of any Sponsor Director at the written request of the Sponsor.

(c)             Removal of Company Shareholder Directors. For as long as the Company Shareholder is entitled to appoint any Company Shareholder Director pursuant to Section 2.02(a), upon written request of the Company Shareholder, the Company Shareholder Director whom the Company Shareholder wishes to remove shall cease to be a director of PubCo. Furthermore, if so requested by the Company Shareholder in writing, the Sponsor shall, and shall use its commercially reasonable efforts (without being obligated to pay any money, offer any economic accommodations or incur any obligations) to cause each of its Permitted Transferees to, cast its vote of all PubCo Shares and other voting securities owned by the Sponsor, or over which the Sponsor has voting control, from time to time and at all times, for the removal and against the election of any Company Shareholder Director that the Company Shareholder intends to remove. Subject to the foregoing, PubCo shall take all actions necessary to facilitate the removal and replacement of any Company Shareholder Director at the written request of the Company Shareholder.

Article IV

Transfer Restrictions

Section 4.01           Lock-up.

(a)             Subject to the exclusions in Section 4.01(b) and Section 4.01(c), each Holder, severally (and not jointly and severally), agrees not to Transfer any Lock-up Shares until the end of the Lock-up Period (the “Lock-up”).

(b)             Notwithstanding the Lock-up restrictions set forth in Section 4.01(a), each Holder may Transfer any Lock-up Shares it holds during the Lock-up Period: (i) to any direct or indirect partners, members or equity holders of such Holder, any Affiliates of such Holder or any related investment funds or vehicles controlled or managed by such Persons or their respective Affiliates, or any director or officer of such Holder or any of the foregoing Persons; (ii) by gift to a charitable organization; (iii) in the case of an individual, by gift to a member of the individual’s Immediate Family or to a trust, the primary beneficiaries of which are one or more members of the individual’s Immediate Family or an Affiliate of such Person; (iv) in the case of a trust, to the trustor or beneficiary of such trust or the estate of a beneficiary of such trust; (v) in the case of an individual, by will or other testamentary document or device or by virtue of laws of descent and distribution upon death of the individual; (vi) in the case of an individual, pursuant to a qualified domestic relations order; (vii) with the prior written consent of the other Holder; (viii) to a nominee, brokerage account or custodian of any Person to which a Transfer would be permissible under any of the preceding clauses (i) through (vii); (ix) to the other Holder; (x) in connection with a liquidation, merger, stock exchange, reorganization, tender offer, takeover offer, scheme of arrangement or other similar transaction which results in all of PubCo’s shareholders having the right to exchange their PubCo Shares for cash, securities or other property subsequent to the Closing Date; or (xi) to the extent required by any legal or regulatory order; provided that in each case of clauses (i)–(viii), if the transferee is not a Holder, such Transfer shall be subject to prior receipt by PubCo of a duly executed joinder to this Agreement substantially in the form of Exhibit A hereto.

(c)             Notwithstanding the Lock-up restrictions set forth in Section 4.01(a), and in addition to the Transfers permitted in Section 4.01(b), the Company Shareholder shall also be entitled to Transfer to “accredited investors” (within the meaning of such term in Regulation D promulgated under the Securities Act) up to that number of Lock-up Shares held by the Company Shareholder equal to thirty percent (30%) multiplied by the total number of PubCo Shares which are issued pursuant to Article III of the Merger Agreement. For the avoidance of doubt, no Permitted Transferee in any Transfer permitted by this Section 4.01(c) (i) shall be required to execute or delivery a joinder to this Agreement in connection therewith, (ii) shall be treated as or deemed to be a Holder for purposes of this Agreement or (iii) shall be subject to the Lock-up restrictions herein set forth.

(d)             Each Holder shall be permitted to enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the Lock-up Period so long as no Transfers of such Holder’s Lock-up Shares as applicable in contravention of this Section 4.01 are effected prior to the expiration of the Lock-up Period.

(e)             Each Holder also agrees and consents to the entry of stop transfer instructions with PubCo’s transfer agent and registrar against the Transfer of any Lock-up Shares except in compliance with the foregoing restrictions and to the addition of a legend to such Holder’s Lock-up Shares describing the foregoing restrictions.

(f)             For the avoidance of doubt, each Holder shall retain all of its rights as a shareholder of PubCo with respect to the Lock-up Shares during the Lock-up Period, including the right to vote any Lock-up Shares (subject to the other provisions hereof) and any dividends or other distributions declared on the Lock-up Shares.

Article V

Representation and Warranties

Section 5.01           Representations, Warranties and Agreements of Holders. Each of the Holders hereby severally represent and warrant and acknowledge and agree with PubCo as follows:

(a)             Such Holder, if not an individual, is duly formed or incorporated and is validly existing in good standing (if and to the extent applicable) under the legal requirements of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Agreement. Such Holder, if an individual, has full capacity to enter into this Agreement.

(b)             This Agreement has been duly authorized, validly executed and delivered by such Holder. This Agreement is enforceable against such Holder in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other legal requirements relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)             The execution, delivery and performance by such Holder of this Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance upon Covered Shares or any other property or assets of such Holder or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which such Holder or any of its subsidiaries is a party or by which such Holder or any of its subsidiaries is bound or to which such Holders’ Covered Shares or any other property or assets of such Holder or any of its subsidiaries is subject, which would reasonably be expected to impair the ability of such Holder to enter into or timely perform its obligations under this Agreement, (ii) if such Holder is not an individual, result in any violation of the provisions of the Organizational Documents of such Holder or any of its subsidiaries, (iii) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Holder), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Holder of its, his or her obligations under this Agreement or (iv) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Holder or any of its subsidiaries or any of its respective properties that would reasonably be expected to impair the legal authority of such Holder to enter into and timely perform its obligations under this Agreement.

(d)             As of the date hereof, such Holder has beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) over the Covered Shares. As of the date hereof, such Holder is the lawful owner of the Covered Shares and has the sole power to vote (or sole power to direct the voting of) such Covered Shares. Such Holder has good and valid title to the Covered Shares, free and clear of any and all Liens other than those created or permitted by this Agreement, the Organizational Documents of PubCo, or those imposed by federal and state securities laws. Except for the Covered Shares, as of the date of this Agreement, no Holder is a beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) or record holder of any (i) equity securities of PubCo, (ii) securities of PubCo having the right to vote on any matters on which the holders of equity securities of PubCo may vote or which are convertible into or exchangeable for, at any time, equity securities of PubCo, or (iii) options or other rights to acquire from PubCo any equity securities or securities convertible into or exchangeable for equity securities of PubCo except as contemplated by the Merger Agreement or any other transaction document.

(e)             Such Holder acknowledges and represents that such Holder is a sophisticated shareholder and has (i) conducted his, her or its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of PubCo, (ii) had the opportunity to read the Merger Agreement and this Agreement and has had the opportunity to consult with its, his or her tax and legal advisor, and (iii) received such information as such Holder deems necessary in order to make an investment decision with respect to the Covered Shares and to enter into this Agreement, including with respect to PubCo and the transactions. Without limiting the generality of the foregoing, such Holder has not relied on any statements or other information provided by PubCo in making its decision to enter into, deliver and perform its obligations under this Agreement. Such Holder further acknowledges that that there have been no representations, warranties, covenants or agreements made to such Holder by PubCo or any of its respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Agreement or other Contracts to which such Holder and PubCo are parties. Such Holder acknowledges that the agreements contained herein with respect to the Covered Shares held by such Holder are irrevocable.

(f)             Such Holder understands and acknowledges that PubCo is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Holders.

(g)             Such Holder has not (i) entered into any voting agreement or voting trust with respect to Covered Shares inconsistent with the such Holder’s obligations pursuant to this Agreement, (ii) granted a proxy, a consent or power of attorney with respect to the Covered Shares and (iii) entered into any agreement or taken any action that would make any representation or warranty of such Holder contained herein untrue or incorrect or have the effect of preventing such Holder from performing any of its obligations under this Agreement.

(h)             There is no Legal Proceeding pending against such Holder or, to the knowledge of such Holder, threatened against such Holder, before or, in the case of threatened Legal Proceedings, that would be before, any arbitrator or Governmental Entity, which in any manner challenges the beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) or record ownership of any Covered Shares, the validity of this Agreement or the performance by such Holder of its obligations under this Agreement.

Section 5.02           Representations, Warranties and Agreements of PubCo. PubCo hereby represents and warrants to Holders and acknowledges and agrees with the Holders as follows:

(a)             PubCo is duly organized and validly existing under the legal requirements of its jurisdiction of formation, with corporate power and authority to enter into, deliver and perform its obligations under this Agreement.

(b)             This Agreement has been duly authorized, executed and delivered by PubCo and is enforceable against PubCo in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other legal requirements relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(c)             The execution, delivery and performance by PubCo of this Agreement (including compliance by PubCo with all of the provisions hereof) and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the terms of any material contract, or other agreements or instrument to which PubCo is a party or by which PubCo or any of its assets may be bound, (ii) result in any violation of the provisions of the organizational documents of PubCo, or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over PubCo or any of its properties that would reasonably be expected to impair PubCo’s ability to perform its obligations under this Agreement.

Article VI

Standstill

Section 6.01           Standstill. From the date of this Agreement and until the date on which a Holder beneficially owns (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) a number of PubCo Shares representing less than five percent (5%) of the total voting power of PubCo’s then issued and outstanding equity interests (the “Standstill Period”), such Holder shall not, and shall cause all of its respective Subsidiaries and Affiliates not to, directly or indirectly through another Person, unless expressly invited in a writing with the approval of the PubCo Board:

(a)             enter into, agree to enter into, propose, or seek or offer to enter into or knowingly facilitate any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving PubCo or any of its Subsidiaries;

(b)             initiate, knowingly encourage, make, or in any way participate or engage in, any “solicitation” of “proxies” as such terms are used in the proxy rules of SEC to vote, or seek to advise or influence any person (other than any Permitted Transferees) with respect to the voting of, any voting securities of PubCo, in each case, other than in a manner in accordance with the recommendation of the Board and other than pursuant to Section 2.01(a) and Section 2.02(a); or

(c)             publicly nominate or recommend for nomination a person for election at any shareholder meeting of the Company at which directors of the PubCo Board are to be elected, other than pursuant to Section 2.01(a) and Section 2.02(a);

provided that the foregoing limitations in this Section 6.01 will (i) in no way limit the activities of any Person appointed to the PubCo Board pursuant to the terms of the Merger Agreement or this Agreement taken in his or her capacity as a director of PubCo, (ii) not require such Holder or any of its Affiliates to vote its PubCo Shares with respect to any matter in any given manner or at all and (iii) cease to apply to the Company Shareholder in the event the PubCo Board has more than five (5) members.

Article VII

POST-EFFECTIVE AMENDMENT

Section 7.01          Post-Effective Amendment. PubCo shall use its commercially reasonable efforts to file with the SEC a post-effective amendment to the Registration Statement on Form F-1 (the “Post-Effective Amendment”) within 30 days of the Closing Date, to register (i) the issuance by PubCo of the PubCo shares issuable upon exercise of the PubCo Warrants and (ii) the resale by the Sponsor, SPAC Anchor Investors, and the SPAC’s officers, directors, and their respective affiliates of the PubCo Warrants and PubCo Shares issuable upon exercise of the PubCo Warrants, and shall use its commercially reasonable efforts to cause the Post-Effective Amendment to become effective within 30 days of the Closing Date and to maintain the effectiveness of the Post-Effective Amendment, and a current prospectus relating thereto, until the expiration of the PubCo Warrants in accordance with their terms.

Article VIII

Termination

Section 8.01          Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the Parties shall terminate without any further liability (i) with respect to any Holder, when such Holder no longer holds any PubCo Shares and (ii) with respect to all Parties, upon the mutual written agreement of each of the Parties to terminate this Agreement (the earliest such date under clause (i) and (ii) being referred to herein as the “Termination Date”); provided that nothing herein will relieve any Party from liability for any breach hereof prior to the time of termination, and each Party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Notwithstanding anything to the contrary herein, the provisions of this Section 8.01 shall survive the termination of this Agreement.

Article IX

Miscellaneous

Section 9.01          Miscellaneous.

(a)            Further Assurances. The Parties shall execute and deliver such additional documents and take such additional actions as the Parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, subject to Section 4.01, upon written request from the Sponsor (or any of its Permitted Transferees) regarding a proposed Transfer of any PubCo Shares, the Company Shareholder shall use commercially reasonable efforts to cause PubCo’s legal counsel to deliver any customary legal opinions to PubCo’s transfer agent required for such Transfer and otherwise cause its transfer agent to permit the Transfer of such PubCo Shares, in each case, within two (2) Business Days.

(b)            Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) the next day when sent by overnight carrier to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)             If to the Sponsor:

Artemis Sponsor, LLC

3310 East Corona Avenue

Phoenix, Arizona 85040

Attn: Tom Granite, Philip Kaplan and Holly Gagnon

E-mail: tgranite@artemisspac.com, pkaplan@artemisspac.com,
hgagnon@artemisspac.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

Attn: James Hu, Elliott Smit, and Gary Kashar

E-mail: james.hu@whitecase.com, elliott.smith@whitecase.com and gkashar@whitecase.com

(ii)            If to the Company Shareholder:

Komisium Limited

Metochiou, 73

Mezzanine

2407, Nicosia, Cyprus

Attn: Rodolfo Odoni

E-mail: rfo@novibet.com

with a copy to:

Harris Beach PLLC

Larkin at Exchange

726 Exchange Street, Suite 1000

Buffalo, New York 14210

Attn: Rajat R. Shah

E-mail: rshah@HarrisBeach.com

(iii)           If to PubCo:

Logflex MT Holding Limited

170, Pater House

Level 1 (suite A191) Psaila Street

Birkirkara, BKR 9077 Malta

Attn: George Athanasopoulos

E-mail: georgea@novibet.com

with a copy to:

Harris Beach PLLC

Larkin at Exchange

726 Exchange Street, Suite 1000

Buffalo, New York 14210

Attn: Rajat R. Shah

E-mail: rshah@HarrisBeach.com

(c)            Agent for Service of Process. Each Party that is not located in Jersey irrevocably appoints the following persons as its agent for service of process in Jersey:

(i)            For the Sponsor:

[●]

[●]

Attention: [●]

E-mail: [●]

(ii)            For the Company Shareholder:

[●]

[●]

Attention: [●]

E-mail: [●]

If any person appointed as agent for service of process ceases to act as such the relevant Party shall immediately appoint another person to accept service of process on its behalf in Jersey and notify the other Parties of such appointment. If it fails to do so within ten (10) Business Days any other Party shall be entitled by notice to the other Parties to appoint a replacement agent for service of process.

(d)            Rules of Construction. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. The words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” References to Sections and Exhibits are to sections of, and exhibits to, this Agreement. The Exhibits form part of this Agreement. Any reference to “writing” or “written” means any method of reproducing words in a legible and non-transitory form. References to a “company” include any company, corporation or other body corporate wherever and however incorporated or established. The table of contents and headings are inserted for convenience only and do not affect the construction of this Agreement. Unless the context otherwise requires, words in the singular include the plural and vice versa and a reference to any gender includes all other genders. References to any statute or statutory provision include a reference to that statute or statutory provision as amended, consolidated or replaced from time to time (whether before or after the date of this Agreement) and include any subordinate legislation made under the relevant statute or statutory provision.

(e)            Third Party Rights. This Agreement is made for the benefit of the Parties and the Permitted Transferees (and their respective successors and permitted assigns) and is not intended to confer upon any other Person any rights or remedies.

(f)            Severance and Validity. If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, it shall be deemed to be severed from this Agreement. The remaining provisions will remain in full force in that jurisdiction and all provisions will continue in full force in any other jurisdiction.

(g)            Counterparts. This Agreement may be executed in counterparts and shall be effective when each Party has executed and delivered a counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute one and the same instrument.

(h)            Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior understandings, agreements and representations by or among the Parties to the extent they relate in any way to the subject matter hereof.

(i)             Modifications and Amendments. This Agreement may not be amended, modified, supplemented or waived (i) except by an instrument in writing, signed by the Party against whom enforcement of such amendment, modification, supplement or waiver is sought and (ii) without the prior written consent of PubCo, the Sponsor and the Company Shareholder.

(j)             Assignment. Except for transfers permitted by Article IV, neither this Agreement nor any rights, interests or obligations that may accrue to the Parties may be transferred or assigned without the prior written consent of each of the other Parties. Any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

(k)            No Waiver of Rights, Powers and Remedies. No failure or delay by a Party in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such Party. No single or partial exercise of any right, power or remedy under this Agreement by a Party, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such Party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a Party shall not constitute a waiver of the right of such Party to pursue other available remedies. No notice to or demand on a Party not expressly required under this Agreement shall entitle the Party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(l)            Remedies.

(i)             The Parties agree that irreparable damage would occur if this Agreement was not performed and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the Parties shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of actual damages or the inadequacy of monetary damages as a remedy, in an appropriate court of competent jurisdiction as set forth in Section 9.01(o) this being in addition to any other remedy to which any Party is entitled at law or in equity, including money damages. The Parties further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 9.01(l) is unenforceable, invalid, contrary to applicable law or inequitable for any reason, and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(ii)            The Parties acknowledge and agree that this Section 9.01(l) is an integral part of the transactions contemplated hereby and without that right, the Parties would not have entered into this Agreement.

(iii)           In any dispute arising out of or related to this Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing Party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing Party in connection with the dispute and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a Party to be the prevailing Party under circumstances where the prevailing Party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing Party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing Party in connection with the adjudication and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

(m)           No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in PubCo any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares.

(n)            No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Sponsor and PubCo and the Company Shareholder, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between or among the Parties.

(o)            Governing Law and Jurisdiction. This Agreement, including any non-contractual obligations arising out of or in connection with this Agreement, is governed by and shall be construed in accordance with English law. The Parties agree that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations arising out of or in connection with this Agreement) and, for such purposes, irrevocably submit to the jurisdiction of such courts.

(p)            No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Merger Agreement or any other transaction document, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future shareholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any Party, or any former, current or future direct or indirect shareholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the Parties or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any Party against the other Parties, in no event shall any Party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed or caused this Investors Agreement to be executed by its duly authorized representative as of the date first set forth above.

COMPANY SHAREHOLDER

KOMISIUM LIMITED

By: [●]
Name: [●]
Title: [●]

Number of Covered Shares

Immediately After Effective Time: [●]

[Signature Page to Investors Agreement]

IN WITNESS WHEREOF, the Parties have executed or caused this Investor Agreement to be executed by its duly authorized representative as of the date set forth below.

SPONSOR

ARTEMIS SPONSOR, LLC

By: [●]
Name: [●]
Title: [●]

Number of Covered Shares

Immediately After Effective Time: [●]

[Signature Page to Investors Agreement]

IN WITNESS WHEREOF, the Parties have executed or caused this Investor Agreement to be executed by its duly authorized representative as of the date set forth below.

PUBCO

NOVIBET PLC[1]

By: [●]
Name: [●]
Title: [●]

1 Note to Draft: To be executed by two director, one director and a secretary, or one director and a witness

[Signature Page to Investors Agreement]

Exhibit A
to
Investors Agreement

FORM OF JOINDER TO INVESTORS AGREEMENT

[●], 202[●]

Reference is made to the Investors Agreement, dated as of March 30, 2022, by and among Artemis Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), Komisium Limited, a private company limited by shares incorporated under the laws of Cyprus (“Company Shareholder”), and Novibet PLC, a Jersey public limited company (“PubCo”) (as amended from time to time, the “Investors Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Investors Agreement.

Each of PubCo and each undersigned holder of shares of PubCo (each, a “New Holder”) agrees that this Joinder to the Investors Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

Each undersigned New Holder hereby agrees to and does become party to the Investor Agreement as a “Holder” (including, for the avoidance of doubt, if the undersigned is a Permitted Transferee of the Company Shareholder, as “Company Shareholder”). This Joinder shall serve as a counterpart signature page to the Investors Agreement and by executing below each undersigned New Holder is deemed to have executed the Investors Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

[NEW SHAREHOLDER PARTY]

By: [●]
Name: [●]
Title: [●]

2

Annex III

Form of Registration Rights Agreement

See attached

Annex III

FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of [●], 2022 by and among Novibet PLC, a Jersey public limited company (the “Company”), each of the other persons or entities listed on the signature pages hereto (each, a “Securityholder” and collectively, the “Securityholders”), and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement (together with the Securityholders, each a “Holder” and, collectively, the “Holders”).

RECITALS

WHEREAS, the Company has entered into that certain Agreement and Plan of Reorganization, dated as of March 30, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Komisium Limited, a private company limited by shares incorporated under the laws of Cyprus (“Company Shareholder”), Logflex MT Holding Limited, a limited liability company incorporated under the laws of Malta (“Logflex”), Novibet Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Artemis Strategic Investment Corporation, a Delaware corporation (“SPAC”), pursuant to which, among other things, (i) Merger Sub will merge with and into SPAC (the “Merger”), with SPAC surviving as a direct, wholly-owned subsidiary of the Company, (ii) the Company Shareholder will contribute all Equity Interests of Logflex held by the Company Shareholder to the Company in exchange for ordinary shares of the Company (the “Share Exchange”) and (iii) subject to a minimum cash requirement set forth in the Merger Agreement, the Company will thereafter redeem certain ordinary shares from the Company Shareholder in exchange for cash (the “Redemption,” and together with the Merger and the Share Exchange, the “Business Combination”);

WHEREAS, SPAC and Artemis Sponsor, LLC, a Delaware limited liability company (“Sponsor”) are parties to that certain Registration Rights Agreement, dated as of September 29, 2021 (the “SPAC Registration Rights Agreement”); and

WHEREAS, pursuant to the Merger Agreement, SPAC, the Company, Sponsor, and the Company Shareholder agreed to terminate the SPAC Registration Rights Agreement and enter into a new registration rights agreement such that, after giving effect to the Business Combination, the Registrable Securities (as defined below) held by the Company Shareholder [and Company Shareholder Transferees] shall bear the same registration rights as the Registrable Securities held by the Sponsor as contemplated by the SPAC Registration Rights Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. The defined terms used herein but not otherwise defined shall have the respective meanings ascribed to them in the Merger Agreement. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or the Chief Financial Officer of the Company or the Board, after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (c) the Company has a bona fide business purpose for not making such information public.

“Affiliate” shall mean, with respect to any specified Holder, any person or entity who directly or indirectly, controls, is controlled by or is under common control with such Holder, including, without limitation, any general partner, managing member, officer, director or trustee of such Holder, or any investment fund or registered investment company now or hereafter existing which is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Holder.

“Agreement” shall have the meaning given in the Preamble hereto.

“Block Trade” shall mean a registered offering and/or sale of Registrable Securities by any Holder on a coordinated or underwritten basis commonly known as a “block trade” (whether firm commitment or otherwise) not involving a roadshow or other substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” shall mean the Board of Directors of the Company.

“Business Combination” shall have the meaning given in the Recitals hereto.

“Business Day” shall mean any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

“Closing” shall have the meaning given in the Merger Agreement.

“Closing Date” shall have the meaning given in the Merger Agreement.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Commission Guidance” shall mean (a) any publicly-available written guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (b) the Securities Act and the rules and regulations thereunder.

“Company” shall have the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Company Shareholder” shall have the meaning given in the Recitals hereto.

[“Company Shareholder Transferees” shall mean the persons or entities listed on the signature pages hereto under the caption “Company Shareholder Transferees”].1

“Demand Registration” shall have the meaning given in subsection 2.2.1.

“Demanding Holder” shall have the meaning given in subsection 2.2.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form F-1” shall have the meaning given in subsection 2.1.1.

“Form F-3” shall have the meaning given in subsection 2.1.3.

“Holder(s)” shall have the meaning given in the Preamble hereto, for so long as such person or entity holds any Registrable Securities.

“Insiders” shall mean, collectively, the Sponsor, Sponsor Members, the SPAC Anchor Investors, the Company Shareholder [and Company Shareholder Transferees].

“Investors Agreement” shall mean the Investors Agreement, dated as of even date herewith, by and among the Company, Sponsor, and the Company Shareholder [and the Company Shareholder Transferees].

1 NTD: Komisium may transfer up to 10% of its shares prior to Closing. 22

“Lock-up Period” shall have the meaning ascribed to such term in the Investors Agreement.

“Logflex” shall have the meaning given in the Recitals hereto.

“Maximum Number of Securities” shall have the meaning given in subsection 2.2.4.

“Merger” shall have the meaning given in the Recitals hereto.

“Merger Agreement” shall have the meaning given in the Recitals hereto.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the light of the circumstances under which they were made) not misleading.

“Ordinary Shares” shall mean the Company’s ordinary shares, par value $[●] per share.

“Other Coordinated Offering” shall mean an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal.

“Permitted Transfers” shall mean Transfers to each of the following (each of which shall be considered a “Permitted Transferee”): (a) the Company’s officers or directors, any Affiliate or family member of any of the Company’s officers or directors, (b) the SPAC’s former officers or directors, any Affiliate or family member of any of the SPAC’s former officers or directors, (c) any members of the Sponsor or any Affiliate of the Sponsor, (d) in the case of an entity, such Holder’s Affiliates, members, stockholders, partners or other equity holders, or any of their Affiliates, (e) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an Affiliate of such individual or to a charitable organization; (f) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (g) in the case of an individual, pursuant to a qualified domestic relations order; (h) by operation of Applicable Law; (i) if the Holder is an entity, by virtue of the Holder’s organizational agreement upon dissolution of the Holder; or (j) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the Closing Date; provided, however, that in the case of clauses (a) through (i), these Permitted Transferees must enter into a written agreement with the Company agreeing to be bound by the provisions of this Agreement.

“Piggyback Registration” shall have the meaning given in subsection 2.3.1.

“Private Placement Lock-up Period” shall mean, with respect to Private Placement Warrants that are held by the Sponsor or its Permitted Transferees (including the Ordinary Shares issuable upon the exercise of such Warrants), the period ending 30 days after the Closing.

“Private Placement Warrants” shall mean the Warrants that the Company assumed in the Merger that were initially issued to the Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement dated as of September 29, 2021.

“Pro Rata” shall have the meaning given in subsection 2.2.4.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Redemption” shall have the meaning given in the Recitals hereto.

“Registrable Security” shall mean (a) the Ordinary Shares issued to the Sponsor, Sponsor Members, and SPAC Anchor Investors pursuant to the Merger Agreement, (b) the Private Placement Warrants [and any Working Capital Warrants] (including any Ordinary Shares issued or issuable upon the exercise of such Warrants), (c) the Ordinary Shares issued to the Company Shareholder [and Company Shareholder Transferees] pursuant to the Merger Agreement (including Ordinary Shares issued at the Closing and Ordinary Shares issued upon satisfaction of the earnout conditions set forth in the Merger Agreement), (d) any outstanding Ordinary Shares or any other equity security (including the Ordinary Shares issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement to the extent such securities are “restricted securities” or are held by an “affiliate” (each as defined in Rule 144 under the Securities Act), and (e) any other equity security of the Company issued or issuable with respect to any such Ordinary Share by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or similar transaction; provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered to the Holder by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold, transferred, disposed of or exchanged without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations); or (E) such securities have been sold to, or through, a broker, dealer or Underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a Registration Statement, Prospectus, or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

“Registration Expenses” shall mean the documented, out-of-pocket expenses of a Registration, including, without limitation, the following:

(a) all registration, listing and filing fees (including the reasonable and documented fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Ordinary Shares are then listed;

(b) the reasonable and documented fees and expenses of compliance with securities or blue sky laws, if any (including reasonable and documented fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) printing, messenger, telephone and delivery expenses;

(d) reasonable fees and disbursements of counsel for the Company;

(e) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(f) reasonable fees and expenses of one (1) legal counsel (not to exceed $50,000 in the aggregate for each Registration without prior approval of the Company) selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration in the form of an Underwritten Offering or Other Coordinated Offering.

“Registration Statement” shall mean a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form F-4 or S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Removed Shares” shall have the meaning given in Section 2.4.

“Requesting Holder” shall have the meaning given in subsection 2.2.1.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time.

“Securityholder(s)” shall have the meaning given in the Preamble hereto.

“Share Exchange” shall have the meaning given in the Recitals hereto.

“SPAC” shall have the meaning given in the Recitals hereto.

“SPAC Anchor Investors” shall mean the persons or entities listed on the signature pages hereto under the caption “SPAC Anchor Investors”.

“SPAC Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Sponsor” shall have the meaning set forth in the Recitals hereto.

“Sponsor Members” shall mean the members of the Sponsor listed on the signature pages hereto under the caption “Sponsor Members”.

“Transfer” shall mean the (a) issue, sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean an offering in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Warrants” shall mean the Company’s warrants, each whole warrant exercisable for one Ordinary Share at an initial exercise price of $11.50 per share, beginning thirty (30) days after the Closing Date.

[“Working Capital Warrants” shall mean the Warrants that were assumed by the Company in the Business Combination that were initially issued upon conversion, at a price of $1.00 per Warrant, of up to $1,500,000 of working capital loans made by the Sponsor, an Affiliate of the Sponsor, or the SPAC’s officers and directors in order to finance the SPAC’s transaction costs in connection with its search for and consummation of an initial business combination.]

ARTICLE II
REGISTRATIONS

2.1 Post-Closing Registration.

2.1.1 Filing. Within thirty (30) calendar days after the Closing Date, the Company shall submit to or file with the Commission a Registration Statement to permit the public resale of all the Registrable Securities on a delayed or continuous basis as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this Section 2.1 and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing thereof, but in any event no later than sixty (60) calendar days after the Closing Date (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to one hundred twenty (120) calendar days after the Closing Date if the Registration Statement is reviewed by, and comments thereto are provided from, the Commission prior to the original Effectiveness Deadline; provided, further, the Company shall have the Registration Statement declared effective within ten (10) Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Registration Statement will not be “reviewed” or will not be subject to review. If the Effectiveness Deadline falls on a Saturday, Sunday, or other day that the Commission is closed for business, the relevant deadlines shall be extended to the next Business Day on which the Commission is open for business; provided, however, that if the Commission is closed for operations due to a government shutdown, such deadlines shall be extended by the same number of Business Days that the Commission remains closed for. The Registration Statement filed with the Commission pursuant to this Section 2.1 shall be on Form F-1 or any similar long-form registration statement that may be available at such time (“Form F-1”) covering such Registrable Securities, and shall contain a Prospectus in such form as to permit the Holders to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this Section 2.1 shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. As soon as practicable following the effective date of a Registration Statement filed pursuant to this Section 2.1, but in any event within three (3) Business Days of such date, the Company shall notify the Holders named therein of the effectiveness of such Registration Statement. When effective, a Registration Statement filed pursuant to this Section 2.1 (including any documents incorporated therein by reference, if any) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made). The Company’s obligations under this Section 2.1.1, shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.2 Obligation to Keep Effective. The Company shall maintain the Form F-1 filed pursuant to Section 2.1.1 in accordance with the terms thereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep the Form F-1 continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein, and in compliance with the provisions of the Securities Act until such time as all such Registrable Securities included therein have ceased to be Registrable Securities.

2.1.3 Subsequent Registration Statement. If the Form F-1 ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to, as promptly as is reasonably practicable, cause such Form F-1 to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Form F-1), and shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, amend such Form F-1 in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Form F-1 or file an additional Registration Statement (a “Subsequent Registration Statement”) registering the resale of all Registrable Securities (determined as of two Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as all such Registrable Securities included therein have ceased to be Registrable Securities. Any such Subsequent Registration Statement shall be on Form F-3 or any similar short-form registration statement that may be available at such time (“Form F-3”) to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Registration Statement shall be on another appropriate form. The Company’s obligation under this Section 2.1.3, shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.4 Conversion to Form F-3. The Company shall use its commercially reasonable efforts to convert a Form F-1 into a Form F-3 as soon as practicable after the Company is eligible to use Form F-3. The Company’s obligations under this subsection 2.1.4, shall, for the avoidance of doubt, be subject to Section 3.4.

2.2 Demand Registration.

2.2.1 Request for Registration. Subject to the provisions of subsection 2.2.4 and Section 3.4, in the event that any Insider holds Registrable Securities that are not registered pursuant to Section 2.1, at any time and from time to time, (a) the Sponsor, (b) Sponsor Members and SPAC Anchor Investors holding at least 15% of the Registrable Securities (provided that the aggregate gross proceeds of the Registrable Securities proposed to be sold by such Demanding Holders in such Demand Registration, either individually or together with other Demanding Holders, is reasonably expected to exceed $10,000,000), or (c) the Company Shareholder (individually, a “Demanding Holder,” collectively, the “Demanding Holders”) may make a written demand for Registration of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to such Demand Registration (each such Holder that wishes to include all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by such Requesting Holder of the Demand Registration notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration Statement pursuant to such Demand Registration and the Company shall effect, as soon thereafter as practicable, but in no event more than thirty (30) calendar days after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than (i) an aggregate of three (3) Registrations pursuant to a Demand Registration under this subsection 2.2.1 in the aggregate on behalf of the Sponsor, Sponsor Members, and SPAC Anchor Investors and (ii) an aggregate of three (3) Registrations pursuant to a Demand Registration under this subsection 2.2.1 on behalf of the Company Shareholder, and the Company shall not be obligated to participate in more than an aggregate of four (4) Demand Registrations in any twelve-month period.

2.2.2 Effective Registration. Notwithstanding the provisions of subsection 2.2.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission, in accordance with Section 3.1 of this Agreement and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Demand Registration shall be deemed not to have been declared effective, unless and until, (x) such stop order or injunction is removed, rescinded or otherwise terminated, and (y) within five (5) days of the removal or termination of such stop order a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Demand Registration and accordingly notify the Company in writing of such election; and provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.2.3 Underwritten Offering. Following the expiration of the Lock-up Period and the Private Placement Lock-up Period, as applicable, (i) the Company Shareholder, (ii) Sponsor, (iii) the Sponsor Members and SPAC Anchor Investors holding at least 15% of the Registrable Securities, or (iv) a majority in interest of the Holders of Private Placement Warrants (or underlying securities), respectively, may, subject to the provisions of subsection 2.2.4 and Section 3.4 hereof, advise the Company as part of a Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, including a Block Trade or Other Coordinated Offering, provided, that the Company shall only be obligated to effect an Underwritten Offering if the aggregate gross proceeds of the Registrable Securities proposed to be sold by the Demanding Holders in such Underwritten Offering, either individually or together with other Demanding Holders, is reasonably expected to exceed $30,000,000. The right of such Demanding Holders or Requesting Holder(s) (if any) to include their Registrable Securities in such Underwritten Offering shall be conditioned upon such Demanding Holders’ or Requesting Holder(s)’ (if any) participation in such Underwritten Offering. The Company and all such Demanding Holders or Requesting Holder(s) (if any) proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.3 shall enter into an underwriting agreement in customary form, which underwriting agreement shall be reasonably acceptable to the Company, with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration with the written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned). Under no circumstances shall the Company be obligated to effect more than (i) an aggregate of three (3) Underwritten Offerings at the demand of the Sponsor, Sponsor Members, and SPAC Anchor Investors and (ii) an aggregate of three (3) Underwritten Offerings at the demand of the Company Shareholder, which for the avoidance of doubt would count as a demand registration under Subsection 2.2.1; provided, that if an Underwritten Offering is commenced but terminated prior to the pricing thereof for any reason, such Underwritten Offering will not be counted as an Underwritten Offering pursuant to this Section 2.2.3.

2.2.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Offering pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holders and the Requesting Holder(s) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holder(s) (if any) desire to sell, taken together with all other Ordinary Shares or other equity securities that the Company desires to sell and all other Ordinary Shares or other equity securities, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any person other than the Holder of Registrable Securities who desires to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in such Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holder(s) (if any) have requested be included in such Underwritten Offering (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Holders (Pro Rata, based on the respective number of Registrable Securities that each Holder has so requested) exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii), and (iii), the Ordinary Shares or other equity securities of persons other than Holders of Registrable Securities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.2.5 Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders initiating a Demand Registration pursuant to a Registration under subsection 2.2.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.2.5.

2.3 Piggyback Registration.

2.3.1 Piggyback Rights. If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of the Company (or by the Company and by the shareholders of the Company including, without limitation, pursuant to Sections 2.1 and 2.2 hereof) on a form that would permit registration of Registrable Securities, other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan, (v) a Block Trade, (vi) an Other Coordinated Offering, or (vii) pursuant to a Registration Statement on Form F-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, or, in the case of an Underwritten Offering, the applicable “red herring” Prospectus or Prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice; provided, that, in the case of an “overnight” or “bought” offering, such requests must be made by the Holders within three (3) Business Days after delivery of any such notice by the Company (such Registration a “Piggyback Registration”); provided, further, that if the Company has been advised in writing by the managing Underwriter(s) that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing, or distribution of the Ordinary Shares in, or the probability of success of, an Underwritten Offering, then (1) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), the Company shall not be required to offer such opportunity to such Holders or (2) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.3.2. Subject to Section 2.3.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.3.1 to be included in such Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.3.1 shall enter into an underwriting agreement in customary form, which form shall be reasonably acceptable to the Company, with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.3.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in such Piggyback Registration in writing that the dollar amount or number of the Ordinary Shares that the Company desires to sell, taken together with (i) the Ordinary Shares or other equity securities, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons other than the Holders of Registrable Securities hereunder (ii) the Registrable Securities as to which registration has been requested pursuant to subsection 2.3.1 hereof, and (iii) the Ordinary Shares or other equity securities, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of persons other than the Holders of Registrable Securities, exceeds the Maximum Number of Securities, then:

(a) If the Registration is undertaken for the Company’s account, the Company shall include in such Registration (A) first, the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other equity securities, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of persons other than Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, Ordinary Shares or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Ordinary Shares or other equity securities, if any, for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with persons other than Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities.

(c) If the Registration and Underwritten Offering is pursuant to a request be Holder(s) of Registrable Securities pursuant to Section 2.1 hereof, then the Company shall include in any such Registration securities in the priority set forth in subsection 2.2.4.

2.3.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Offering, and related obligations, shall be governed by subsection 2.2.5) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, with respect to a Piggyback Registration pursuant to an Underwritten Offering, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than subsection 2.2.5), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.3.3.

2.3.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2.1 hereof.

2.3.5 Market Stand-off. In connection with any Underwritten Offering of equity securities of the Company (other than a Block Trade or Other Coordinated Offering), if requested by the managing Underwriters, each Holder that is (a) an executive officer, (b) a director or (c) Holder in excess of five percent (5%) of the outstanding Ordinary Shares (and for which it is customary for such a Holder to agree to a lock-up) agrees that it shall not Transfer any Ordinary Shares or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the ninety (90)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent. Each such Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders).

2.4 Rule 415; Removal. If at any time the Commission takes the position that the offering of some or all of the Registrable Securities in a Registration Statement on Form F-3 is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act (provided, however, that the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the Commission Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09) or requires any Insider to be named as an “underwriter,” the Company shall promptly notify each Holder of Registrable Securities thereof (or in the case of the Commission requiring an Insider to be named as an “underwriter,” the Insider) and the Company will use commercially reasonable efforts to persuade the Commission that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 under the Securities Act. In the event that the Commission refuses to alter its position, the Company shall (a) remove from such Registration Statement such portion of the Registrable Securities (the “Removed Shares”) and/or (b) agree to such restrictions and limitations on the registration and resale of such portion of the Registrable Securities as the Commission may require to assure the Company’s compliance with the requirements of Rule 415 under the Securities Act; provided, however, that the Company shall not agree to name any Insider as an “underwriter” in such Registration Statement without the prior written consent of such Insider and, if the Commission requires such Insider to be named as an “underwriter” in such Registration Statement, notwithstanding any provision in this Agreement to the contrary, the Company shall not be under any obligation to include any Registrable Securities of such Insider in such Registration Statement. In the event of a share removal pursuant to this Section 2.4, the Company shall give the applicable Holders at least five (5) days prior written notice along with the calculations as to such Holder’s allotment. Any removal of shares of any Holders pursuant to this Section 2.4 shall first be applied to Holders other than the Insiders with securities registered for resale under the applicable Registration Statement and thereafter allocated between the Insiders on a pro rata basis based on the aggregate amount of Registrable Securities held by the Insiders. In the event of a share removal of the Holders pursuant to this Section 2.4, the Company shall promptly register the resale of any Removed Shares and in no event shall the filing of such Registration Statement on Form F-1 or subsequent Registration Statement on Form F-3 filed be counted as a Demand Registration hereunder. Until such time as the Company has registered all of the Removed Shares for resale pursuant to Rule 415 under the Securities Act on an effective Registration Statement, the Company shall not be able to defer the filing of a Registration Statement pursuant to Section 3.4 hereof.

2.5 Block Trades; Other Coordinated Offerings. Notwithstanding any other provision of this Article II, but subject to Section 3.4, at any time and from time to time when an effective shelf Registration Statement is on file with the Commission, if any Demanding Holders desire to effect a Block Trade or an Other Coordinated Offering, wherein each case the anticipated aggregate gross proceeds is reasonably expected to exceed $30,000,000, then notwithstanding any other time periods in this Article II, such Demanding Holders shall provide written notice to the Company at least five (5) Business Days prior to the date such Block Trade or Other Coordinated Offering will commence. The Company shall use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering, provided that the Demanding Holders requesting such Block Trade or Other Coordinated Offering shall use their reasonable best efforts to work with the Company and the Underwriter(s), brokers, sales agents, or placement agents prior to making such request in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering and any related due diligence and comfort procedures. In the event of a Block Trade or Other Coordinated Offering, and after consultation with the Company, the Demanding Holders and the Requesting Holder(s) (if any) shall determine the Maximum Number of Securities, the Underwriter or Underwriters (which shall consist of one or more reputable nationally recognized investment banks) and share price of such offering. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a notice of such Demanding Holders’ intent to withdraw from such Block Trade or Other Coordinated Offering to the Company, the Underwriter(s) and any brokers, sales agents or placement agents (if any). Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this Section 2.5. Each of (i) the Sponsor, Sponsor Members, and SPAC Anchor Investors (taken together) and (ii) the Company Shareholder may demand no more than an aggregate of two Block Trades and Other Coordinated Offerings pursuant to this Section 2.5 in any twelve (12) month period.

ARTICLE III
COMPANY PROCEDURES

3.1 General Procedures. If at any time the Company is required to effect the Registration of Registrable Securities, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof (including all manners of distribution in such Registration Statement as Holders may reasonably request in connection with the filing of such Registration Statement and as permitted by law, including distribution of Registrable Securities to a Holder’s members, securityholders, or partners), and pursuant thereto the Company shall:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective pursuant to the terms of this Agreement until all Registrable Securities covered by such Registration Statement have been sold in accordance with the intended plan of distribution of such Registrable Securities or have ceased to be Registrable Securities;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or have ceased to be Registrable Securities;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriter(s), if any, and the Holders of Registrable Securities included in such Registration, and one such Holders’ legal counsel selected by the majority-in-interest of such Holders, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement, the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriter(s) and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided, that the Company shall have no obligation to furnish any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”);

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request (or provide evidence reasonably satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each national securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each Holder of Registrable Securities covered by such Registration Statement, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

3.1.8 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, and which shall not be more than three (3) Business Days from the date of such event, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal as soon as reasonably practicable if such stop order should be issued;

3.1.9 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be (a) necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or the Exchange Act, as applicable or (b) advisable in order to reduce the number of days that sales are suspended pursuant to Section 3.4), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

3.1.10 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.11 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering, or sale by a broker, placement agent or sales agent pursuant to such Registration, in each of the following cases to the extent customary for a transaction of its type, permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriter(s), if any, and any attorney or accountant retained by such Holders or Underwriter(s) to participate, at each such person’s own expense, in the preparation of the Registration Statement, and use its commercially reasonable efforts to cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information; and provided, further, the Company may not include the name of any Holder or Underwriter or any information regarding any Holder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Holder or Underwriter and providing each such Holder or Underwriter a reasonable amount of time to review and comment on such applicable document, which comments the Company shall include unless contrary to applicable law; except (i) as required by federal securities laws, rules or regulations upon the advice of outside counsel to the Company and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the Commission or other regulatory agency or under the regulations of any national securities exchange on which securities of the Company are listed, in which case of clause (i) or (ii) the Company shall provide such Holder or Underwriter with prior written notice of such disclosure and shall use its commercially reasonable efforts to consult with such Holder or Underwriter prior to making such disclosure; provided, that such Holder or Underwriter shall promptly provide any information requested by the Company for any regulatory application or filing made or approval sought in connection with the Registration;

3.1.12 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters for a transaction of its type as the managing Underwriter(s) may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.13 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, to the extent customary for a transaction of its type, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holder(s), the placement agent(s) or sales agent(s), if any, and the Underwriter(s), if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holder(s), the placement agent(s) or sales agent(s), if any, and the Underwriter(s), if any, may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.14 in the event of any Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, enter into and perform its obligations under an underwriting or other purchase or sales agreement, on terms agreed to by the Company, with the managing Underwriter(s) or the broker, placement agent or sales agent of such offering or sale;

3.1.15 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full fiscal quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect), and which requirement will be deemed satisfied if the Company files Form 20-F under the Exchange Act;

3.1.16 with respect to an Underwritten Offering pursuant to Section 2.2.3, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter(s) in such Underwritten Offering; and

3.1.17 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter or broker, sales agent, or placement agent if such Underwriter, broker, sales agent, or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter or broker, sales agent, or placement agent, as applicable.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with the information requested by the Company, after written notice to such Holder the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that it is necessary or advisable to include such information in the applicable Registration Statement or Prospectus to comply with relevant disclosure requirements under the federal securities laws, rules and regulations and such Holder continues thereafter to withhold such information. In addition, no person may participate in any Underwritten Offering or other offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (a) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreement or other agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. For the avoidance of doubt, the exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4 Suspension of Sales; Adverse Disclosure; Deferrals.

3.4.1 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. Subject to subsection 3.4.4, if the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration (including in connection with an Underwritten Offering) at any time (i) would require the Company to make an Adverse Disclosure, (ii) would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, (iii) in the good faith judgment of the majority of the Board, would be seriously detrimental to the Company and the majority of the Board concludes, as a result, that it is essential to defer such filing, initial effectiveness or continued use at such time, or (iv) if the majority of the Board, in its good faith judgment, determines to delay the filing or initial effectiveness of, or suspend use of, a Registration Statement and such delay or suspension arises out of, or is a result of, or is related to or is in connection with Commission Guidance or related accounting, disclosure or other matters, then the Company shall have the right, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement (including in connection with an Underwritten Offering) for the shortest period of time, but in no event more than forty-five (45) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holders receive written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.

3.4.2 Subject to subsection 3.4.4, (a) during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) days after the effective date of, a Company-initiated Registration and provided that the Company continues to employ its commercially reasonable efforts to maintain the effectiveness of the applicable Registration Statement, or (b) if, pursuant to Section 2.2.3, any Holders have requested an Underwritten Offering, and the Company and Holders are unable to obtain the commitment of underwriters to firmly underwrite such Underwritten Offering, the Company may, upon giving written notice of such action to the Holders, delay any other registered offering pursuant to subsection 2.2.3 or Section 2.5.

3.4.3 The Company shall have the right to defer any Demand Registration for up to thirty (30) consecutive days and any Piggyback Registration for such period as may be applicable to deferment of the Registration Statement to which the Piggyback Registration relates, in each case if the Company furnishes to the Holders a certificate signed by the Chief Executive Officer or principal financial officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company for such Registration Statement to be filed at such time.

3.4.4 The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement pursuant to subsection 3.4.2 or a registered offering pursuant to Section 3.4.3 shall be exercised by the Company, in the aggregate, on not more than three (3) occasions for not more than sixty (60) consecutive calendar days on each occasion, or not more than one hundred twenty (120) total calendar days, each in any 12-month period.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings (the delivery of which will be satisfied and which shall be deemed to have been furnished or delivered by the Company’s filing of such reports on EDGAR). The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Ordinary Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule then in effect), including providing any legal opinion to the Company’s transfer agent in connection therewith. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.6 Restrictive Legend Removal. In connection with a registration pursuant to Sections 2.1, 2.2 or 2.3, upon the request of a Holder, the Company shall (i) authorize the Company’s transfer agent to remove any legend on share certificates of such Holder’s Registrable Securities restricting further transfer (or any similar restriction in book entry positions of such Holder), and cause the Company’s counsel to issue an opinion to the Company’s transfer agent in connection therewith, if such restrictions are no longer required by the Securities Act or any applicable state securities laws or any agreement with the Company to which such Holder is a party, including if such shares subject to such a restriction have been sold pursuant to a Registration Statement, (ii) request the Company’s transfer agent to issue in lieu thereof securities without such restrictions to the Holder upon, as applicable, surrender of any certificates or to update the applicable book entry position of such Holder so that it no longer is subject to such a restriction, and (iii) use commercially reasonable efforts to cooperate with such Holder to have such Holder’s Registrable Securities transferred into a book entry position at The Depository Trust Company, in each case, subject to delivery of customer documentation, including any documentation required by such restrictive legend or book entry notation.

ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including reasonable and documented outside attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in light of the circumstances in which they were made), except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person or entity who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained, or incorporated by reference in accordance with the requirements of Form F-1 or Form F-3, in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in light of the circumstances in which they were made), but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriter(s), its or their officers, directors and each person who controls such Underwriter(s) (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned, or delayed); provided, that (x) if the indemnifying party fails to take reasonable steps to defend diligently the action or proceeding within twenty (20) days after receiving notice from the indemnified party, (y) if such indemnified party who is a defendant in any action or proceeding that is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party that are not available to the indemnifying party, or (x) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then the indemnified party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any expenses therefor. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agree to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and documented out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and documented out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or documented out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V
MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices or communications, on the third Business Day following the date on which it is mailed and, in the case of notices or communications delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: 170, Pater House, Level 1 (suite A191) Psaila Street, Birkirkara, BKR 9077 Malta, Attention: George Athanasopoulos, and, if to any Holder, at such Holder’s address or contact information as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 Following the expiration of the Lock-up Period or the Private Placement Lock-up Period, as applicable, the rights granted to a Holder by the Company hereunder may be transferred or assigned (but only with all related obligations) by a Holder only to a Permitted Transferee of such Holder; provided, that (x) such transfer or assignment of Registrable Securities is effected in accordance with applicable securities laws (subject to reasonable verification by the Company), (y) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred and (z) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. Notwithstanding the foregoing, prior to the expiration of the Lock-up Period, the rights granted to the Company Shareholder by the Company hereunder may be transferred or assigned (but only with all related obligations) by the Company Shareholder in connection with any Transfer of Registrable Securities made in accordance with Section 4.01(c) of the Investors Agreement, so long as the conditions set forth in the proviso to the immediately preceding sentence are satisfied.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement in substantially the form set forth in Exhibit A to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature, physical delivery thereof, or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

5.4 Governing Law; Venue; Waiver of Jury Trial. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE EXCLUSIVELY IN THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF NEW YORK, NEW YORK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.5 Specific Performance. Each party hereto recognizes and affirms that in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, money damages would be inadequate (and therefore the non-breaching party would have no adequate remedy at law) and the non-breaching party would be irreparably damaged. Accordingly, each party hereto agrees that each other party hereof shall be entitled to specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm) to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any proceeding, in addition to any other remedy to which such person may be entitled.

5.6 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.7 Interpretation. The headings and captions used in this Agreement have been inserted for convenience of reference only and do not modify, define or limit any of the terms or provisions hereof.

5.8 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

5.9 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the total Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.10 Other Registration Rights. Other than (i) the Holders who have registration rights with respect to Ordinary Shares pursuant to their respective Subscription Agreements and (ii) as provided in the Warrant Agreement, dated as of September 29, 2021, between the Company, SPAC, and Continental Stock Transfer & Trust Company, as modified by the Warrant Assignment, Assumption and Amendment Agreement, dated as of even date herewith, by and among SPAC, the Company and Continental Stock Transfer & Trust Company, the Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.11 Term. This Agreement shall terminate upon the earliest of (i) the tenth anniversary of the date of this Agreement or (ii) the date as of which all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)); provided, that with respect to any Holder, this Agreement shall terminate on the date such Holder no longer holds any Registrable Securities. The provisions of Section 3.5 and Article IV shall survive any termination.

5.12 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, upon written request by the Company, each Holder shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably necessary to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

[Signature Page Follows]2

2 NTD: Novibet and Artemis to confirm signatories.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first written above.

COMPANY:

NOVIBET PLC

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first written above.

SPONSOR:

ARTEMIS SPONSOR, LLC

By:
Name:
Title:
Address: 3310 East Corona Avenue Phoenix, AZ 85040

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first written above.

SPONSOR MEMBERS:

Name:
Address:

Name:
Address:

Name:
Address:

Name:
Address:

Name:
Address:

Name:
Address:

Name:
Address:

Name:
Address:

Name:
Address:

Name:
Address:

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first written above.

SPAC ANCHOR INVESTORS:

CITADEL CEMF INVESTMENTS LTD.,
By: CITADEL ADVISORS LLC, its portfolio manager

Name:
Address: c/o 131 S Dearborn St., Chicago, IL 60603
Email: CitadelAgreementNotice@citadel.com

METEORA CAPITAL PARTNERS, LP
GLAZER SPECIAL OPPORTUNITY FUND I, LP

Name:

Address: 250 W 55th St, #30A, New York, NY 10019
Email: joe@meteoracapital.com, henry@meteorcapital.com, vik@meteorcapital.com, mark@meteorcapital.com

THE HGC FUND LP

Name:
Address: 601-366 Adelaide St W
Toronto, ON, M5V 1R9
Email: sgrant@hcginvest.com

NEWGEN EQUITY LONG/SHORT FUND

Name:
Address:

TIFF MULTI-ASSET FUND

Name:
Address:

POLAR MULTI-STRATEGY MASTER FUND
By: POLAR ASSET MANAGEMENT PARTNERS INC., its investment advisor

Name:
Address:

SABA CAPITAL MASTER FUND, LTD.
By: SABA CAPITAL MANAGEMENT, LP

Name:
Address:

SABA CAPITAL MASTER FUND II, LTD.
By: SABA CAPITAL MANAGEMENT, LP

Name:
Address:

SABA CAPITAL INCOME & OPPORTUNITIES FUND
By: SABA CAPITAL MANAGEMENT, LP

Name:
Address:

SABA CAPITAL CARRY NEUTRAL TAIL HEDGE MASTER FUND, LTD.
By: SABA CAPITAL MANAGEMENT, LP

Name:
Address:

SABA CAPITAL CEF OPPORTUNITIES 2, LTD.
By: SABA CAPITAL MANAGEMENT, LP

Name:
Address:

SCULPTOR CREDIT OPPORTUNITIES MASTER FUND, LTD.
By: SCULPTOR CAPITAL, LP, its investment manager
By: SCULPTOR CAPITAL HOLDING COPRORATION, its General Partner

Name:
Address:

SCULPTOR CREDIT ENHANCED MASTER FUND, LTD.
By: SCULPTOR CAPITAL, LP, its investment manager
By: SCULPTOR CAPITAL HOLDING COPRORATION, its General Partner

Name:
Address:

SCULPTOR SC II, LP
By: SCULPTOR CAPITAL II LP, its investment manager
By: SCULPTOR CAPITAL HOLDING II, LLC, its General Partner
By: SCULPTOR CAPITAL LP, its Member
By: SCULPTOR CAPITAL HOLDING CORPORATION, its General Partner

Name:
Address:

SCULPTOR SPECIAL FUNDING, LP.
By: SCULPTOR CAPITAL, LP, its investment manager
By: SCULPTOR CAPITAL HOLDING COPRORATION, its General Partner

Name:
Address:

SHALOIN CAPITAL MANAGEMENT LLC

Name:
Address: 7620 NE 4th Court, Miami, FL 33138
Email: shaloinoperations@shaloincapital.com

TENOR OPPORTUNITY MASTER FUND, LTD.

Name:
Address:

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first written above.

COMPANY SHAREHOLDER: KOMISIUM LIMITED

By:
Name:
Title:

Address:

[IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first written above.

COMPANY SHAREHOLDER TRANSFEREES:

Name:
Address:

Name:
Address:

Name:
Address:]

EXHIBIT A

JOINDER

JOINDER

The undersigned is executing and delivering this joinder (“Joinder”) pursuant to the Registration Rights Agreement, dated as of [●], 2022 (as the same may hereafter be amended, the “Agreement”), by and among Novibet PLC, a Jersey public limited company (the “Company”), and the other persons named as parties therein.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Agreement as a Holder in the same manner as if the undersigned were an original signatory to the Agreement, and the undersigned’s [NUMBER OF SECURITIES] of [TYPE OF SECURITIES] shall be included as Registrable Securities under the Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of ____________, ____.

[●]

Signature of Shareholder
[Print Name of Shareholder]

Address:

Agreed and Accepted as of:

NOVIBET PLC

By:
Name:
Title:

Exhibit A to Registration Rights Agreement

Annex IV

Form of Assignment and Assumption of Warrant Agreement

See attached

Annex IV

WARRANT ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT1

THIS WARRANT ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”) is entered into and effective as of [●], 2022, by and among Artemis Strategic Investment Corporation, a Delaware corporation (“SPAC”), Novibet PLC, a Jersey public limited company (“PubCo”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust company (“Continental”), as warrant agent. Capitalized terms used but not defined herein have the meanings given to such terms in the Warrant Agreement (as defined below).

WHEREAS, SPAC completed its initial public offering of units on October 4, 2021 (“Offering”), pursuant to which it issued an aggregate of 20,125,000 units, each unit consisting of one share of Class A common stock of SPAC, par value $0.0001 per share (“SPAC Class A Shares”) and one-half of one redeemable warrant (“Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one SPAC Class A Share at an initial exercise price of $11.50 per share, subject to adjustment;

WHEREAS, simultaneously with the completion of the Offering, SPAC completed the offer and sale of an aggregate of 10,000,000 warrants (“Private Placement Warrants”), each Private Placement Warrant entitling the holder thereof to purchase one SPAC Class A Share at an initial exercise price of $11.50 per share, subject to adjustment;

WHEREAS, in order to finance SPAC’s transaction costs in connection with an intended initial business combination, Artemis Sponsor, LLC, a Delaware limited liability company and sponsor of SPAC (the “Sponsor”) or affiliates of the Sponsor or SPAC’s officers and directors may, but are not obligated to, loan to SPAC funds as SPAC may require, of which up to $1,500,000 of such loans may be convertible into up to an additional 1,500,000 warrants at a price of $1.00 per warrant (the “Working Capital Warrants” and, together with the Private Placement Warrants and the Public Warrants, the “Warrants”);2

WHEREAS, SPAC and Continental entered into a warrant agreement, dated as of September 29, 2021, governing the terms of the Warrants (the “Warrant Agreement”);

WHEREAS, SPAC has entered into an Agreement and Plan of Reorganization, dated as of March 30, 2022 (the “Merger Agreement”), by and among Komisium Limited, a private company limited by shares incorporated under the laws of Cyprus and the holder of all of the issued and outstanding ordinary shares of Logflex (the “Logflex Shareholder”), Logflex MT Holding Limited, a limited liability company incorporated under the laws of Malta and a direct, wholly-owned subsidiary of the Logflex Shareholder (“Logflex”), PubCo, Novibet Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of PubCo (“Merger Sub”) and SPAC, pursuant to which Merger Sub will merge through a statutory merger with and into SPAC (the “Merger”), with SPAC surviving the Merger as a direct, wholly-owned subsidiary of PubCo (the transactions contemplated by the Merger Agreement, including the Merger, are referred to herein as the “Business Combination”), which transactions will constitute the initial “Business Combination” of SPAC for purposes of the Warrant Agreement;

WHEREAS, at the closing of the Merger (the “Closing”), each outstanding SPAC Class A Share (other than any Excluded SPAC Shares, as defined in the Merger Agreement) will be converted into and exchanged for the right to receive one ordinary share of PubCo, par value $0.0001 per share (the “PubCo Shares”);

WHEREAS, pursuant to Section 2.6(b) of the Merger Agreement and Section 4.5 of the Warrant Agreement, upon the Closing, each Warrant issued and outstanding immediately prior to the Closing will be assumed by PubCo and will represent a warrant to purchase PubCo Shares (collectively, the “PubCo Warrants”) in accordance with the terms of the Warrant Agreement (as assumed and amended by this Agreement);

1 NTD: Agreement to be revised appropriately to reflect depositary arrangement with ComputerShare (or another similar intermediary).

2 NTD: If no Working Capital Warrants are issued, this recital will be deleted and we will add an amendment to the Warrant Agreement to remove all references to Working Capital Warrants.

WHEREAS, Section 9.8 of the Warrant Agreement provides that SPAC and the Warrant Agent may amend the Warrant Agreement without the consent of any Registered Holder (as such term is defined in the Warrant Agreement) for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein or adding or changing any other provisions with respect to matters or questions arising under the Warrant Agreement as SPAC and the Warrant Agent may deem necessary or desirable and that SPAC and the Warrant Agent deem shall not adversely affect the interest of the Registered Holders (as such term is defined in the Warrant Agreement) of the Warrants; and

WHEREAS, pursuant to Section 8.18 of the Merger Agreement, SPAC agreed to assign to PubCo, and PubCo agreed to assume, all of SPAC’s rights, interests, and obligations under the Warrant Agreement, in each case, effective upon the Closing.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.            Assignment and Assumption of Warrant Agreement. SPAC hereby assigns to PubCo all of SPAC’s right, title and interest in and to the Warrant Agreement (as amended hereby) and PubCo hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of SPAC’s liabilities and obligations under the Warrant Agreement (as amended hereby) arising from and after the execution of this Agreement, in each case, effective immediately following the completion of the Business Combination and conditioned on the occurrence of the Closing. As a result of the preceding sentence, effective immediately following the completion of the Business Combination, each Warrant shall automatically cease to represent a right to acquire SPAC Class A Shares and shall instead represent a right to subscribe for PubCo Shares pursuant to the terms and conditions of the Warrant Agreement (as amended hereby). PubCo consents to payment of the Warrant Price upon an exercise of such PubCo Warrants for PubCo Shares in accordance with the terms of the Warrant Agreement.

2.            Consent. The Warrant Agent hereby consents to the assignment of the Warrant Agreement by SPAC to PubCo and the assumption by PubCo of the Warrant Agreement, each pursuant to Section 1 hereof, effective immediately following, and conditioned on the occurrence of, the Closing, and to the continuation of the Warrant Agreement in full force and effect from and after the Business Combination, subject at all times to the Warrant Agreement (as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Warrant Agreement (as amended hereby) and this Agreement.

3.            Replacement Instruments. As of the Closing, all outstanding instruments evidencing Warrants shall automatically be deemed to evidence PubCo Warrants reflecting the adjustment to the terms and conditions described herein and in Section 4.5 of the Warrant Agreement. Following the Closing, upon request by any holder of a PubCo Warrant, PubCo shall issue a new instrument for such PubCo Warrant to the holder thereof.

4.            Amendments to Warrant Agreement. To the extent required by this Agreement, the Warrant Agreement is hereby amended pursuant to Section 9.8 thereof to reflect the subject matter contained in this Agreement, effective as of the Closing, including as set forth below:

(a)	Unless the context otherwise requires, from and after the Closing, any references in the Warrant Agreement or the Warrants to: (i) the “Company” shall mean PubCo; (ii) “Class A Common Stock”, “Common Stock” or “shares” shall mean the PubCo Shares; (iii) “stockholder” shall mean shareholder; and (iv) the “Board of Directors” or any committee thereof shall mean the board of directors of PubCo or any committee thereof.

(b)	Section 2.1 of the Warrant Agreement is hereby amended by replacing the phrase “either of the Company’s Co-Chief Executive Officers” with the phrase “the Company’s Chief Executive Officer”.

(c)	Section 2.4 of the Warrant Agreement is hereby deleted in its entirety and replaced with the following:

“[Intentionally Omitted]”.

(d)	Section 2.5 of the Warrant Agreement is hereby amended by deleting such Section and replacing it entirely as follows:

2.5 Fractional Warrants. The Company shall not issue fractional Warrants.

(e)	Section 2.6(f) of the Warrant Agreement is hereby deleted in its entirety and replaced with the following:

“[Intentionally Omitted]”.

(f)	Section 4.4 of the Warrant Agreement is hereby deleted in its entirety and replaced with the following:

“[Intentionally Omitted]”.

(g)	Section 4.10 of the Warrant Agreement is hereby deleted in its entirety and replaced with the following:

“[Intentionally Omitted]”.

(h)	Section 5.6 of the Warrant Agreement is hereby deleted in its entirety and replaced with the following:

“[Intentionally Omitted]”.

(i)	Section 7.3 of the Warrant Agreement is hereby amended by deleting such Section and replacing it entirely as follows:

7.3. Authority to Issue Shares. The Company shall at all times maintain sufficient authorisation to issue and allot shares to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

(j)	Section 9.2 of the Warrant Agreement is hereby amended by deleting such Section and replacing it entirely as follows:

9.2. Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery, by pdf via email, or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Novibet PLC

c/o Logflex MT Holding Limited

170, Pater House

Level 1 (suite A191) Psaila Street

Birkirkara, BKR 9077

Malta

Attention: George Athanasopoulos

Email: georgea@novibet.com

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery, by pdf via email, or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

with a copy in each case to:

Harris Beach PLLC

Larkin at Exchange

726 Exchange Street, Suite 1000

Buffalo, New York 14210

Attention: Rajat R. Shah

Email: rshah@HarrisBeach.com

(k)	The Warrant Agreement is hereby amended by adding the following Sections:

9.10 Currency. All dollar amounts herein are expressed in United States dollars.

9.11 Day not a Business Day. If any day on or before which any action or notice is required to be taken or given hereunder is not a Business Day, then such action or notice shall be required to be taken or given on or before the requisite time on the next succeeding day that is a Business Day.

5.            Reference to and Effect on Agreements. Any references to “this Agreement” in the Warrant Agreement will mean the Warrant Agreement as amended by this Agreement. Except as specifically amended by this Agreement, the provisions of the Warrant Agreement shall remain in full force and effect.

6.            Entire Agreement. This Agreement and the Warrant Agreement, as modified by this Agreement, constitute the entire understanding of the parties and supersede all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

7.            Applicable Law. The validity, interpretation, and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

8.            Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Execution and delivery of this Agreement by electronic mail or exchange of facsimile of .pdf copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.

9.            Successors. All the covenants and provisions of this Agreement shall bind and inure to the benefit of each party’s respective successors and assigns.

10.            Effectiveness of Agreement. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be contingent upon the occurrence of the Business Combination and the Closing.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as a deed as of the day and year first above written.

Executed as a deed by: ARTEMIS STRATEGIC INVESTMENT CORPORATION

By:
	Name:	Thomas Granite
	Title:	Chief Financial Officer, Treasurer and Secretary

In the presence of:

Witness signature

Name (in BLOCK CAPITALS)

Address

[Signature Page to Warrant Assignment, Assumption and Amendment Agreement]

Executed as a deed by: NOVIBET PLC

By:
Name:
Title:

In the presence of:

Witness signature

Name (in BLOCK CAPITALS)

Address

[Signature Page to Warrant Assignment, Assumption and Amendment Agreement]

Executed as a deed by: CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
	Name:	Douglas Reed
	Title:	Vice President of Account Administration

In the presence of:

Witness signature

Name (in BLOCK CAPITALS)

Address

[Signature Page to Warrant Assignment, Assumption and Amendment Agreement]

Annex V

Form of Joinder

See attached

Annex V

EXHIBIT E

FORM OF Joinder Agreement

This JOINDER AGREEMENT (this “Joinder Agreement”), dated as of [●], 20[●], is made and entered into by and among [●] (the “Transferee”), Komisium Limited, a private company limited by shares incorporated under the laws of Cyprus (the “Company Shareholder”), and Artemis Strategic Investment Corporation, a Delaware corporation (“SPAC”). Each of the Transferee, the Company Shareholder, and SPAC shall individually be referred to herein as a “Party” and, collectively, as the “Parties.” Capitalized terms used in this Joinder Agreement, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company Shareholder, SPAC, Logflex MT Holding Limited, a limited liability company registered under the laws of Malta (the “Company”), Novibet PLC, a Jersey public limited company and Novibet Merger Sub Inc., a Delaware corporation, have entered into an agreement and plan of reorganization dated as of March 30, 2022, a copy of which is attached hereto as Exhibit A (such agreement as may be amended from time to time, the “Merger Agreement”);

WHEREAS, the Company Shareholder wishes to Transfer [●] of the issued Company Ordinary Shares (the “Transferred Shares”) held by the Company Shareholder to the Transferee; and

Whereas, pursuant to the Merger Agreement, the Transfer by the Company Shareholder of Transferred Shares shall be permitted only if, as a precondition to such Transfer, the Transferee agrees to execute and deliver this Joinder Agreement.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

AGREEMENT TO BE BOUND BY THE MERGER AGREEMENT

1.1            Agreement to be Bound. The Transferee (a) has received and reviewed and understands the terms of the Merger Agreement and all exhibits thereto, (b) hereby acknowledges and agrees that the Transferee is a holder of Company Ordinary Shares for purposes of the Merger Agreement, and (c) effective as of the date of this Joinder Agreement, agrees to assume all of the obligations of the Company Shareholder under, and be bound by all of the terms of, Section 3.1 of the Merger Agreement. The Transferee acknowledges that (x) the Transferee’s receipt and ownership of the Transferred Shares is conditioned upon the execution and delivery of this Joinder Agreement; and (y) the Transferee shall not be entitled to any rights under the Merger Agreement, until the execution and delivery of this Joinder Agreement. Except for the obligation to sell and transfer the Transferred Shares to PubCo immediately before the Effective Time in accordance with Section 3.1 of the Merger Agreement, the Transferee shall not have any responsibilities, duties or obligations under the Merger Agreement.

1.2            Obligations of the Company Shareholder. The Company Shareholder acknowledges and agrees that the assumption of obligations by the Transferee pursuant to this Joinder Agreement shall not relieve the Company Shareholder of its obligations under the Merger Agreement.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE

The Transferee hereby represents and warrants to the SPAC as follows as of the date hereof:

2.1            Due Organization; Good Standing; Capacity. If the Transferee is not an individual, the Transferee (i) is a legal entity duly organized, validly existing and in good standing (to the extent such concept or a comparable status is recognized) under the applicable law of the jurisdiction of its incorporation or organization, and (ii) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Joinder Agreement and to consummate the transactions contemplated hereby. If the Transferee is an individual, he or she has all the requisite capacity to execute and deliver this Joinder Agreement, to perform his or her obligations hereunder and to consummate the transaction contemplated hereby.

2.2            Authority; Binding Nature of Agreements. The execution, delivery and performance of this Joinder Agreement by the Transferee, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by all requisite action on the part of the Transferee. No other action on the part of the Transferee is necessary to authorize the execution, delivery and performance of this Joinder Agreement and the consummation of the transactions contemplated hereby. This Joinder Agreement has been duly executed and delivered by the Transferee and constitutes a valid and binding obligation of the Transferee enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

2.3            Consents and Approvals. The execution, delivery and performance of this Joinder Agreement by the Transferee does not, and the consummation of the transactions contemplated by the Merger Agreement, will not (i) constitute or result in a breach or violation of, or a default under, the governing documents of the Transferee (if the Transferee is not a natural person), (ii) with or without notice, lapse of time or both, constitute or result in a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, or the creation, modification or acceleration of any obligations under, any Contract binding upon the Transferee, (iii) conflict with or violate any Applicable Law to which the Transferee is subject, (iv) constitute or result in the creation of any Lien on the Transferred Shares or (v) require the Transferee to obtain any consent or make or deliver any filing or notice to a Governmental Entity.

2.4            Actions. As of the date hereof, (i) there are no Legal Proceedings pending against the Transferee or, to the knowledge of the Transferee, threatened against the Transferee in writing and (ii) the Transferee is not a party to or subject to any audits, examinations or investigations by any Governmental Entity.

2.5            Sophistication; Opportunity to Examine and Consult. The Transferee acknowledges that the Transferee is sophisticated and has such knowledge and experience in financial and business matters and that the Transferee is capable of evaluating the merits and risks of the Merger and the other transactions contemplated by the Merger Agreement. By executing this Joinder Agreement, the Transferee acknowledges and agrees that, (a) the Transferee has carefully reviewed the Merger Agreement and this Joinder Agreement and executes this Joinder Agreement with full knowledge of the contents of this Joinder Agreement and the legal consequences thereof, and any and all rights which the Parties hereto may have with respect to one another, and (b) prior to entering into this Joinder Agreement, the Transferee has had an opportunity to consult with the Transferee’s independent legal, tax, accounting and financial advisers, including as to the tax consequences of the transactions contemplated by the Merger Agreement and fully understands the terms and conditions contained herein and therein.

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ARTICLE III

MISCELLANEOUS

3.1            Assignment; Successors. No Party may assign, directly or indirectly, including by operation of law, either this Joinder Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. Subject to the first sentence of this Section 3.1, this Joinder Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

3.2            Severability. If any term or other provision of this Joinder Agreement is invalid, illegal or incapable of being enforced by any Applicable Law, or public policy, all other conditions and provisions of this Joinder Agreement shall nevertheless remain in full force and effect to the fullest extent possible permitted by Applicable Law.

3.3            Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be governed by the provisions under the Merger Agreement. All communications to the Transferee must be addressed to:

  [●]

  Attention: [●]

  Email:      [●]

3.4            Governing Law. This Joinder Agreement and any action, suit, dispute, controversy or claim arising out of this Joinder Agreement, or the validity, interpretation, breach or termination of this Joinder Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without the application of principles of conflicts of law that would result in the application of the laws of another jurisdiction.

3.5            Consent to Jurisdiction; Waiver of Jury Trial.

 (a)            Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware, or if such court declines jurisdiction, then to any federal court located in Wilmington, Delaware and, in either case, any appellate court therefrom in connection with any matter based upon or arising out of this Joinder Agreement and the consummation of the Transactions, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each Party and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (i) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (ii) such Legal Proceeding may not be brought or is not maintainable in such court; (iii) such Person’s property is exempt or immune from execution; (iv) such Legal Proceeding is brought in an inconvenient forum; or (v) the venue of such Legal Proceeding is improper. Each Party and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 3.3. Notwithstanding the foregoing in this Section 3.5, any Party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

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(b)            TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS JOINDER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

3.6            No Third-Party Beneficiaries. Except as specifically noted under this Joinder Agreement, this Joinder Agreement shall be binding upon and inure solely to the benefit of each party hereto and his, her or its successors and permitted assigns, and nothing in this Joinder Agreement is intended to or shall confer upon any other Person any legal or equitable rights, benefits or remedies of any nature whatsoever under or by reason of this Joinder Agreement.

3.7            Counterparts; Electronic Signature. This Joinder Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Joinder Agreement may be executed by facsimile or electronic (.pdf) signature and a facsimile or electronic (.pdf) signature shall constitute an original for all purposes.

3.8            Amendment and Modification. This Joinder Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto signed by each of the parties hereto.

3.9            Waivers. No failure or delay of a party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

3.10          Expenses. Notwithstanding anything to the contrary under the Merger Agreement, each party to this Joinder Agreement shall bear its respective legal, accountants, and financial advisory fees and other expenses incurred with respect to this Joinder Agreement, the Merger Agreement and the transactions contemplated hereby and thereby.

3.11          Entire Agreement. This Joinder Agreement and the Merger Agreement and any other documents and instruments and agreements among the Parties as contemplated by or referred to herein constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. If the provisions of this Joinder Agreement conflict in any way with the provisions of the Merger Agreement, the provisions of the Merger Agreement shall control.

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IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed as of the date first above written.

TRANSFEREE

[●]

By:
Name:
Title:

[Signature Page To Joinder Agreement]

COMPANY SHAREHOLDER

KOMISIUM LIMITED

By:
Name:
Title:

[Signature Page To Joinder Agreement]

SPAC

ARTEMIS STRATEGIC INVESTMENT CORPORATION

By:
Name:
Title:

[Signature Page To Joinder Agreement]

Exhibit A

Merger Agreement

[See attached]

Annex VI

Form of Promissory Note

See attached

Annex VI

PROMISSORY NOTE

Principal Sum: US$[●]	Effective Date: [●], 2022

FOR VALUE RECEIVED, NOVIBET PLC, a Jersey public limited company (the “Borrower”), hereby unconditionally promises to pay to the order of KOMISIUM LIMITED, a private company limited by shares incorporated under the laws of Cyprus (the “Lender”), the principal sum of [●] United States Dollars (US$[●]) (the “Principal Sum”). Payment shall be made in accordance with the terms and conditions of this Promissory Note (this “Note”).

1.            Borrower administers and delivers this interest-bearing Note to Lender pursuant to the Section 8.26 of that certain Agreement and Plan of Reorganization, dated as of March 30, 2022, by and among Borrower, Lender, Logflex MT Holding Limited, a limited liability company incorporated under the laws of Malta, Novibet Merger Sub Inc., a Delaware corporation, and Artemis Strategic Investment Corporation, a Delaware corporation (the “Agreement”). The parties acknowledge and agree that this Note is being issued in replacement of the Company Shareholder Loans, which shall be deemed cancelled in full and without any further effect simultaneous with the issuance of this Note. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement.

2.            The rate of interest on the Note will be fixed at a rate of 3.25% per annum (the “Interest Rate”). The Interest Rate shall be calculated on an actual/365 day basis computed from the date of this Note and be charged for the actual number of days.

3.            All payments shall be made in lawful money of the United States of America by cashier’s check, certified check, ACH or by wire transfer of immediately available funds to the Lender’s account at a bank specified by the Lender in writing to the Borrower from time to time upon the demand of the Lender on such date as the Lender and the Borrower agree.

4.            The Borrower shall be required to pay the entire Principal Sum within twelve (12) months from the date of this Note, unless otherwise agreed in writing by the parties (the “Loan Period”).

5.            The Borrower is granted the right to repay the Note in installments at it discretion during the Loan Period.

6.            In the event of a delay in payment greater than thee (3) Business Days, a late fee of equal to three percent (3%) of the amount past due until the outstanding principal is paid.

7.            Borrower shall have the right at any time, or from time to time, to pay all, or any portion, of the unpaid Principal Sum evidenced by this Note, without any penalty or premium. The payment of any partial payment shall not relieve the Borrower from the obligation to make subsequent payments until the remaining balance of the Principal Sum is paid in full.

8.            All payments hereon shall be made, and all notices to Lender required or authorized hereby shall be given, at the office of Lender or to such other place as Lender may from time to time direct by written notice to Borrower.

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9.            In the event the Borrower breaches any of its obligations as defined in this Note, then the Lender shall be entitled upon notice to the Borrower, to declare that the Note is due and payable upon such notice being given, at which time, Borrower shall be obligated to immediately pay the remaining balance of the Principal Sum.

10.          Miscellaneous.

a.            All notices, consents, requests, demands and other communications required or permitted to be given under this Note shall be given in writing at such address or email address as shall be specified by either party to the other party of this Note.

b.            This Note, including any non-contractual obligations arising out of or in connection with this Note, is governed by and shall be construed in accordance with English law. The Parties agree that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceedings arising out of or in connection with this Note (including any non-contractual obligations arising out of or in connection with this Note) and, for such purposes, irrevocably submit to the jurisdiction of such courts.

c.            The language used in this Note shall be deemed to be in the language chosen by the parties hereto to express their mutual interest, and no rule of strict construction shall be applied against any party.

d.            This Note may not be altered, amended or otherwise modified except by a writing signed by the Borrower and Lender.

e.            The parties hereto intend and believe that each provision in this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provisions, provision, or portion of any provision in this Note is found by a court of competent jurisdiction to be in violation of any applicable local, state or federal ordinance, statute, law, or administrative or judicial decision, or public policy, and if such court would declare such portion, provision or provisions of this Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force and effect to the fullest possible extent that they are legal, valid and enforceable, and that the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were severable and not contained therein, and that the rights, obligations and interest of the Borrower and the Lender hereof under the remainder of this Note shall continue in full force and effect.

f.            This Note hereby constitutes the entire agreement and understanding between the parties hereto with respect to such transaction and supersede all prior negotiations, understandings, and agreements between such parties with respect to such transactions. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only and are not to be used to interpret or define the provisions of this Note. This Note cannot be changed or terminated orally. Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

[Signature Page Follows]

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IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be executed and delivered as of the date set forth above.

BORROWER:

NOVIBET PLC

By:
Name:
Title:

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